SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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URBAN ONE, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Urban One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910
301-429-3200
PLEASE NOTE THAT THE 2025 ANNUAL STOCKHOLDERS MEETING WILL BE TELEPHONIC WITH NO PHYSICAL LOCATION. THE 2025 ANNUAL MEETING CAN BE ACCESSED BY CALLING TOLL FREE 1-888-596-4144 AND ENTERING THE ACCESS CODE 2381711 AT THE PROMPT.

April 28, 2025

Dear Fellow Stockholder:

You are cordially invited to attend the 2025 annual meeting of stockholders of Urban One, Inc. (“Urban One”), to be held on June 18, 2025 at 9:30 a.m. Eastern Time. There will not be a physical meeting location. The 2025 annual meeting can be accessed by calling toll free 1-888-596-4144 and entering the access code 2381711 at the prompt. You will be able to listen to the meeting live and submit questions during the question-and-answer period. You will be voting online prior to the meeting by following the instructions on your proxy card. We encourage you to allow ample time for dial-in prior to the call. Please note that you will not be able to attend the meeting in person. Unless otherwise noted, throughout this report, the terms “Urban One,” the “Company,” “we,” “our” and “us” refer to Urban One, Inc. together with its subsidiaries.

A replay of the 2025 annual meeting will be available from 1:30 p.m. EDT June 18, 2025 until 11:59 p.m. EDT June 25, 2025. Callers may access the replay by calling 1-800-770-2030; international callers may dial direct 1-609-800-9909. The replay access code is 2381711. Access to live audio and a replay of the conference call will also be available on Urban One’s corporate website at www.urban1.com. The replay will be made available on the website for seven days after the 2025 annual meeting.

Prior to the meeting, the Class A and Class B stockholders will be asked to vote on several proposals, all of which are described in detail in the attached proxy statement. Also made available are Urban One’s Annual Report on Form 10-K for the year ended December 31, 2024, and, if you are a holder of Class A or Class B common stock, a proxy card.

If you are a Class A or Class B stockholder, it is important that your shares be represented and voted at the meeting. Thus, we are offering you three voting methods apart from in person attendance: (i) by proxy; (ii) by internet voting; and (iii) by phone voting.

If you choose to vote by proxy, after reading the attached proxy statement, please complete, sign, date and promptly return the proxy card in the enclosed self-addressed envelope. No postage is required if it is mailed in the United States.

In addition to voting by proxy, you may use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 17, 2025. Online voting is available at www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Similarly, you may vote by phone by dialing 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 17, 2025. Have your proxy card in hand when you call and then follow the instructions.

We look forward to your telephonic attendance at the annual meeting.

Sincerely,

Alfred C. Liggins, III
Chief Executive Officer

URBAN ONE, INC.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910
301-429-3200
__________________________________________________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 18, 2025
at 9:30 a.m.
THE ANNUAL MEETING WILL BE HELD VIRTUALLY.

THERE WILL NOT BE A PHYSICAL LOCATION FOR THE ANNUAL MEETING.
THE 2025 ANNUAL MEETING CAN BE ACCESSED BY CALLING TOLL FREE 1-888-596-4144 AND
ENTERING THE ACCESS CODE 2381711 AT THE PROMPT.

NOTICE IS HEREBY GIVEN that the 2025 annual meeting of stockholders of Urban One, Inc., a Delaware corporation (“Urban One”), will be held on June 18, 2025 at 9:30 a.m. Eastern Time. There will not be a physical location for the Annual Meeting. The 2025 annual meeting can be accessed by calling toll free 1-888-596-4144 and entering the access code 2381711 at the prompt. You will be able to listen to the meeting live and submit questions during the question-and-answer period. You will be voting online prior to the meeting by following the instructions on your proxy card. We encourage you to allow ample time for dial-in prior to the call. Please note that you will not be able to attend the meeting in person. Unless otherwise noted, throughout this report, the terms “Urban One,” the “Company,” “we,” “our” and “us” refer to Urban One, Inc. together with its subsidiaries.

A replay of the 2025 annual meeting will be available from 1:30 p.m. EDT June 18, 2025 until 11:59 p.m. EDT June 25, 2025. Callers may access the replay by calling 1-800-770-2030; international callers may dial direct 1-609-800-9909. The replay access code is 2381711. Access to live audio and a replay of the conference call will also be available on Urban One’s corporate website at www.urban1.com. The replay will be made available on the website for seven days after the 2025 annual meeting.

The 2025 annual meeting of the stockholders is being held to consider and act upon the following matters:

1.The election of Terry L. Jones and Brian W. McNeill as Class A directors to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified.

2.The election of Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, and B. Doyle Mitchell, Jr. as directors to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified.

3.To approve an amendment to our Amended and Restated Articles of Incorporation to permit us to effect a reverse stock split of our outstanding Class A and Class D Common Stock, at a ratio within a range between one-for-two and one-for-30, subject to and as determined by a committee appointed by our Board of Directors.

4.The ratification of the appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm for Urban One for the year ending December 31, 2025.

5.The transaction of such other business as may properly come before the 2025 annual meeting or any adjournment thereof.

At this time, the Board of Directors is not aware of any other business that will be presented for consideration at the 2025 annual meeting.

The Board of Directors Unanimously recommends that the Stockholders Vote “For” each of Proposals 1, 2, 3 and 4 to be presented at the Annual Meeting.

Only Class A and Class B stockholders of record at the close of business on April 21, 2025 will be entitled to vote at the 2025 annual meeting or any adjournment thereof. A list of stockholders entitled to vote at the 2025 annual meeting will be available for inspection by any stockholder, for any reason germane to the meeting, during ordinary business hours during the ten days prior to the meeting at Urban One’s offices at 1010 Wayne Avenue, Silver Spring, Maryland 20910. If you wish to view the list of stockholders, please contact Karen Wishart, Urban One’s Assistant Secretary, at (301) 429-3200.

We hope that you will be able to attend the 2025 annual meeting telephonically. However, whether or not you plan to attend, if you are a holder of Class A or Class B common stock, please vote by completing, dating, signing, and returning the enclosed proxy card promptly to ensure that your shares are represented at the meeting. As noted above, you may also vote by internet or by phone by following the instructions on your proxy card.

By Order of the Board of Directors,

Karen Wishart
Assistant Secretary

Dated: April 28, 2025

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the accompanying material may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are not statements of historical facts but rather reflect our current expectations concerning future results and events. You can identify these forward-looking statements by our use of words such as “anticipates,” “believes,” “continues,” “expects,” “intends,” “likely,” “may,” “opportunity,” “plans,” “potential,” “project,” “will,” and similar expressions, whether in the negative or the affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations. These forward-looking statements are subject to risks, uncertainties and other factors, some of which are beyond our control, which could cause actual results to differ materially from those forecasted or anticipated in such forward-looking statements.

You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this proxy statement. We undertake no obligation to update these statements or publicly release the result of any revisions to these statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING
Q:Why did I receive this proxy statement?
You received this proxy statement because our Board of Directors is soliciting your proxy to vote at our annual meeting of stockholders (including any adjournment or postponement of the annual meeting). The annual meeting will be held on June 18, 2025 at 9:30 a.m. Eastern Time. There will not be a physical meeting location. The 2025 annual meeting can be accessed by calling toll free 1-888-596-4144 and entering the access code 2381711 at the prompt. A replay of the 2025 annual meeting will be available from 1:30 p.m. EDT June 18, 2025 until 11:59 p.m. EDT June 25, 2025. Callers may access the replay by calling 1-800-770-2030; international callers may dial direct 1-609-800-9909. The replay access code is 2381711. This proxy statement and a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, are first being mailed or otherwise made available on or about April 28, 2025 to stockholders of record at the close of business on April 21, 2025.
Q:What am I voting on?
You are being asked to consider and vote on the following:
1.The election of Terry L. Jones and Brian W. McNeill as Class A directors to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 1);
2.The election of Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong and B. Doyle Mitchell, Jr. as directors to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 2);
3.To approve an amendment to our Amended and Restated Articles of Incorporation to permit us to effect a reverse stock split of our outstanding Class A and Class D Common Stock, at a ratio within a range between one-for-two and one-for-30, subject to and as determined by a committee appointed by our Board of Directors (Proposal 3);
4.The ratification of the appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm for Urban One for the year ending December 31, 2025 (Proposal 4); and
5. The transaction of such other business as may properly come before the 2025 annual meeting or any adjournment thereof.
No matters other than those referred to above are presently scheduled to be considered at the meeting.
Q:Who is entitled to vote?
Stockholders of record of Class A and Class B common stock at the close of business on April 21, 2025, the record date, will be entitled to vote at the meeting. As of April 21, 2025, there were 7,434,344 shares of Class A common stock and 2,861,843 shares of Class B common stock issued, outstanding and eligible to vote. Each share of Class A common stock is entitled to one non-cumulative vote and each share of Class B common stock is entitled to ten non-cumulative votes.
Q:What is a stockholder of record and what is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer, you are considered the stockholder of record with respect to those shares, and the notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and a notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

Q:How do I vote?

You may attend the meeting telephonically and you can vote by proxy, internet, or phone. To vote by proxy, sign, and date each proxy card you receive and return it to us by mail in the postage-paid envelope provided. The instructions for voting are contained on the enclosed proxy card. The individuals named on the card are your proxies. They will vote your shares as you indicate. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted as follows:

•Proxies received from the holders of Class A common stock will be voted FOR:

All of the nominees for Class A director (for which holders of Class B common stock are not eligible to vote).

•Proxies received from holders of Class A common stock and Class B common stock will be voted FOR:

i.All of the other nominees for director;

ii.Approval of amendment to our Amended and Restated Articles of Incorporation to permit us to effect a reverse stock split of our outstanding Class A and Class D Common Stock, at a ratio within a range between one-for-two and one-for-30, subject to and as determined by a committee appointed by our Board of Directors;

iii.Ratification of the appointment of PricewaterhouseCoopers LLP, as the independent registered public accounting firm for Urban One for the year ending December 31, 2025; and

iv.At the discretion of the proxies, on any other matter that may be properly brought before the meeting.

In addition to voting by proxy, you may use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 17, 2025. Online voting is available at www.proxyvote.com. Please have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Similarly, you may vote by phone by dialing 1-800-690-6903. You may use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 17, 2025. Please have your proxy card in hand when you call and then follow the instructions.

Votes may be cast in favor of or in opposition to each proposal or, in the case of the election of directors, votes may be cast in favor of the election of each nominee or withheld. Other than in the election of directors, abstentions may be specified on each proposal. Abstentions, instructions to withhold voting authority and broker non-votes are not deemed to be votes cast and, accordingly, will have no effect on the outcome of the voting.

Q:How do I change my proxy?

You may change or revoke your proxy at any time before the meeting by either notifying our Assistant Secretary or returning a later-dated proxy. The address of our Assistant Secretary is 1010 Wayne Avenue, 14th Floor, Silver Spring, Maryland 20910, Attention: Karen Wishart. If your shares are held in the name of a broker, bank or other record holder (i.e., in “street name”), you must either direct the record holder of your shares how to vote your shares or obtain a proxy from the record holder to vote at the meeting.
Q:What does it mean if I obtain more than one proxy card?

If you receive more than one proxy card it means you hold shares registered in more than one account. Sign and return all proxy cards to ensure that all of your shares are voted.

Q:What are the voting rights of the Class A common stock and the Class B common stock?

On each matter submitted to a vote of our stockholders, each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. Members of our Board of Directors are elected by a plurality of votes cast. This means that the nominees that receive the most votes cast will be elected to the board, even if they do not receive a majority of votes cast. At the close of business on April 21, 2025, there were 7,434,344 outstanding shares of our Class A common stock and 2,861,843 outstanding shares of our Class B common stock. Accordingly, a total of 36,052,774 votes may be cast at the meeting. Class C and Class D common stock are not entitled to vote on any proposal presented at the meeting.

Q:What constitutes a quorum?

A quorum exists when the holders of a majority of the outstanding shares of Urban One voting common stock have been voted prior to the meeting or are present at the meeting by proxy. A quorum is necessary to take action at the meeting. Abstentions, instructions to withhold voting authority and broker non-votes are counted as present for purposes of determining whether there is a quorum. A broker non-vote occurs when a nominee, who holds shares for a beneficial owner, does not vote on a proposal because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. In the event that a quorum is not obtained at the meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.
If a quorum is not present, the stockholders present by proxy may adjourn the meeting to another time or place. Unless the adjournment is for more than 30 days or a new record date is set for the adjourned meeting, no further notice of the adjourned meeting need be given. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Q:How many votes are needed for approval of each proposal?

If a quorum is present at the meeting:

•the affirmative vote of a plurality of the votes cast by all eligible holders of Class A common stock will be necessary for the election of Terry L. Jones and Brian W. McNeill as Class A directors;

•the affirmative vote of a plurality of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for the election of the remaining director nominees;

•the affirmative vote of a majority of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for amendment to our Amended and Restated Articles of Incorporation to permit us to effect a reverse stock split of our outstanding Class A and Class D Common Stock, at a ratio within a range between one-for-two and one-for-30, subject to and as determined by a committee appointed by our Board of Directors; and

•the affirmative vote of a majority of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for the ratification of the appointment of the independent registered public accounting firm.

Q:How do our officers and directors intend to vote?

We have been advised by various members of management and the Board of Directors who, in the aggregate, hold or otherwise have voting power with respect to 1,392,388 shares of Class A common stock and 2,861,843 shares of Class B common stock (together representing approximately 83.24% of the votes possible) that they intend to vote such shares in favor of each of the proposals to be presented for consideration and approval at the meeting. Further, we are a “controlled company” under rules governing the listing of our securities on the NASDAQ Stock Market because more than 50% of our voting power is held by Catherine L. Hughes, our Chairperson of the board and Secretary, and Alfred C. Liggins, III, our CEO and President. Ms. Hughes and Mr. Liggins together hold shares of stock representing approximately 83.21% of the votes possible.

Q:What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•Indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board of Directors; or

•Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm (Proposal No. 4) is considered a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and, therefore, no broker non-votes are expected to exist in connection with Proposal No. 4.

Q:Who can attend the Annual Meeting?

All stockholders as of April 21, 2025 can attend telephonically.

Q:Who will pay the cost of this proxy solicitation?

We will pay all expenses incurred in connection with this proxy solicitation. We will solicit proxies by mail, and the directors, officers, and employees of Urban One may also solicit proxies by telephone, facsimile, or telegram. Those persons will receive no additional compensation for these services but will be reimbursed for reasonable out-of-pocket expenses.

Q:Who will count the votes?

Votes cast by proxy or prior to the meeting will be tabulated by the inspector of election appointed for the meeting.

Q:Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.
Q:Will all subsequent annual meetings be held telephonically, virtually or otherwise without a physical meeting?

Urban One has not made a determination to hold all future stockholder meetings telephonically, virtually or without physical location. While Urban One has made no determinations with respect to future meetings, Urban One reserves the right to hold telephonic or virtual meetings in accordance with applicable law and as other circumstances may dictate.

PROPOSAL 1 — ELECTION OF CLASS A DIRECTORS
(CLASS A COMMON STOCK ONLY)

Two Class A directors will be elected at the 2025 annual meeting to serve until the 2026 annual meeting. The two nominees for Class A directors are Terry L. Jones and Brian W. McNeill. Each of them is an incumbent director. Each of Mr. Jones and Mr. McNeill qualifies as an independent director as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the Board of Directors. To be elected, each nominee must receive the affirmative vote of a plurality of the votes cast by the holders of the Class A common stock. There is no cumulative voting for the Board of Directors. Following is certain biographical information about the nominees for Class A director.
The Board Unanimously Recommends that You Vote “For” each of the Persons
Nominated for Class A Director in Proposal 1.

Terry L. Jones Director since 1995 Age: 78
Mr. Jones is the Managing Member of the General Partner of Syndicated Communications Venture Partners V, L.P. and the Managing Member of Syncom Venture Management Co., LLC (“Syncom”). Prior to joining Syncom in 1978, he was co-founding stockholder and Vice President of Kiambere Savings and Loan in Nairobi, and a Lecturer at the University of Nairobi. He also worked as a Senior Electrical Engineer for Westinghouse Aerospace and Litton Industries. He is a member of the Board of Directors for several Syncom portfolio companies, including Urban One, Inc. He formerly served on the board of the Southern African Enterprise Development Fund, a presidential appointment, and is on the Board of Trustees of Spelman College. Mr. Jones received a B.S. degree in Electrical Engineering from Trinity College, an M.S. degree in Electrical Engineering from George Washington University and a Master of Business Administration from Harvard University. During the last ten years, Mr. Jones has sat on the boards of directors of TV One, LLC, Iridium Communications, Inc., a publicly held company (“Iridium”), PKS Communications, Inc., a publicly held company, Weather Decisions Technology, Inc., V-me, Inc., Syncom and Verified Identity Pass, Inc. He currently serves on the Board of Directors of Iridium (2001 to present), Syncom and Cyber Digital, Inc., a publicly held company. Mr. Jones’ qualifications to serve as a director include his knowledge of Urban One, his many years of senior management experience at various public and private media enterprises, and his ability to provide insight into a number of areas including governance, executive compensation, and corporate finance.

Brian W. McNeill Director since 1995 Age: 69	Mr. McNeill is a founder and Managing General Partner of Alta Communications. He specializes in identifying and managing investments in the traditional sectors of the media industry, including radio and television broadcasting, outdoor advertising and other advertising-based or cash flow-based businesses. Over the last five years, Mr. McNeill has served on the Board of Directors of some of the most significant companies in the radio and television industries including Una Vez Mas, Millennium Radio Group, LLC, and NextMedia Investors LLC. He joined Burr, Egan, Deleage & Co. as a general partner in 1986, where he focused on the media and communications industries. Previously, Mr. McNeill formed and managed the Broadcasting Lending Division at the Bank of Boston. He received an MBA from the Amos Tuck School of Business Administration at Dartmouth College and graduated magna cum laude with a degree in economics from the College of the Holy Cross. Mr. McNeill’s qualifications to serve as a director include his knowledge of Urban One, the media industry and the financial markets, and his ability to provide input into a number of areas including governance, executive compensation, and corporate finance. His service on the boards of directors of various other media companies is also beneficial to Urban One.
The Board Unanimously Recommends that You Vote “For” each of the Persons
Nominated for Class A Director in Proposal 1.

PROPOSAL 2 — ELECTION OF OTHER DIRECTORS

Four other directors will be elected by the holders of Class A common stock and Class B common stock voting together at the meeting, to serve until the 2026 annual meeting. The four nominees for Class B directors are Catherine L. Hughes, Alfred C. Liggins, III, B. Doyle Mitchell, Jr., and D. Geoffrey Armstrong. Each of the nominees is an incumbent director. Mr. Mitchell and Mr. Armstrong also qualify as independent directors as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the Board of Directors. To be elected, the four persons nominated for director must receive the affirmative vote of a plurality of the votes cast by all stockholders entitled to vote. There is no cumulative voting for the Board of Directors. The table below contains certain biographical information about the nominees.

The Board Unanimously Recommends that You Vote “For” each of the Persons
Nominated for Class A Director in Proposal 2.

Catherine L. Hughes Chairperson of the Board and Secretary Director since 1980 Age: 78 Class B Director	Ms. Hughes has been Chairperson of the Board and Secretary of Urban One since 1980 and was Chief Executive Officer of Urban One from 1980 to 1997. Since 1980, Ms. Hughes has worked in various capacities for Urban One including President, General Manager, General Sales Manager and talk show host. She began her career in radio as General Sales Manager of WHUR-FM, the Howard University-owned, urban-contemporary radio station. Ms. Hughes is the mother of Mr. Liggins, Urban One’s Chief Executive Officer, Treasurer, President, and a Director. Over the last ten years, Ms. Hughes has sat on the boards of directors of numerous organizations including Broadcast Music, Inc., and Piney Woods High School. During that period, she also sat on an advisory board for Wal-Mart Stores, Inc., a publicly held company. Ms. Hughes’ qualifications to serve as a director include her being the founder of Urban One, her over 30 years of operational experience with the Company and her unique status within the African American community. Her service on other boards of directors and advisory boards is also beneficial to Urban One.

Alfred C. Liggins, III Chief Executive Officer, President, and Treasurer Director since 1989 Age: 60 Class B Director	Mr. Liggins has been Chief Executive Officer (“CEO”) of Urban One since 1997 and President since 1989. Mr. Liggins joined Urban One in 1985 as an account manager at WOL-AM. In 1987, he was promoted to General Sales Manager and promoted again in 1988 to General Manager overseeing Urban One’s Washington, DC operations. After becoming President, Mr. Liggins engineered Urban One’s expansion into new markets. Mr. Liggins is a graduate of the Wharton School of Business Executive MBA Program. Mr. Liggins is the son of Ms. Hughes, Urban One’s Chairperson, Secretary, and a Director. Over the last ten years, Mr. Liggins has sat on the boards of directors of numerous organizations including the Apollo Theater Foundation, Reach Media, The Boys & Girls Clubs of America, The Ibiquity Corporation, the National Association of Black Owned Broadcasters, and the National Association of Broadcasters. Mr. Liggins’ qualifications to serve as a director include his over 25 years of operational experience with the Company in various capacities, including his nationally recognized expertise in the entertainment and media industries.

B. Doyle Mitchell, Jr. Director since 2020 Age: 64 Class B Director
Mr. Mitchell is President and CEO of Industrial Bank, N.A., headquartered in Washington, DC. He was elected to the Board of Directors of Industrial Bank, N.A. in 1990 and has been President since 1993. Mr. Mitchell previously served on Urban One’s Board from 2008 to 2011, and he currently serves on several boards including the board of the National Bankers Association, which represents the nation’s minority banks. Mr. Mitchell served two consecutive terms as Chairperson of the NBA board and continues to serve as Treasurer. Mr. Mitchell also serves on the Independent Community Bankers of America Legislative Issues Committee, and he is a former member of the ICBA Safety and Soundness Committee. Mr. Mitchell’s qualifications to serve as a director include his prior knowledge of Urban One, the media industry and the financial markets, and his ability to provide input into a number of areas including governance, executive compensation, and corporate finance.

D. Geoffrey Armstrong Director since 2001 Age: 68 Class B Director
Mr. Armstrong is Chief Executive Officer of 310 Partners, a private investment firm. From March 1999 through September 2000, Mr. Armstrong was the Chief Financial Officer of AMFM, which was publicly traded on the New York Stock Exchange until it was purchased by Clear Channel Communications in September 2000. From June 1998 to February 1999, Mr. Armstrong was Chief Operating Officer and a director of Capstar Broadcasting Corporation, which merged with AMFM in July 1999. Mr. Armstrong was a founder of SFX Broadcasting, which went public in 1993, and subsequently served as Chief Financial Officer, Chief Operating Officer and a director until the company was sold in 1998 to AMFM. Mr. Armstrong has served as a director of Nextstar Media Group, Inc. since 2003. Mr. Armstrong has also served on the Board of Directors of SFXii Entertainment, Capstar Broadcasting Corporation, AMFM and SFX Broadcasting. Mr. Armstrong brings to Urban One’s Board of Directors his extensive experience as the Chief Executive Officer of several publicly traded companies in the broadcast and communications industry, as well as a member of the audit committee of several publicly traded companies. His service on the boards of public companies in diverse industries allows him to offer a broad perspective on corporate governance, risk management and operating issues facing corporations today.

The Board Unanimously Recommends that You Vote “For” each of the Persons
Nominated for Other Director in Proposal 2.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
The Board of Directors is currently comprised of six members, four of whom are neither officers nor employees of Urban One. During the year ended December 31, 2024, the Board of Directors was comprised of six members, four of whom were neither officers nor employees of Urban One. The Board held two meetings during the calendar year ended December 31, 2024, and acted three times by unanimous written consent. All six members of the Board of Directors, including each of the current six directors who are currently standing for election, attended more than 75% of the aggregate number of meetings of the board and committees thereof on which he or she served. It is the policy of the Company that all members of the Board of Directors attend annual meetings of the stockholders. All of the directors attended the 2024 annual meeting of the stockholders of the Company.
Controlled Company Exemption
We are a “controlled company” within the meaning of Rule 5615(c)(1) of the NASDAQ Listing Rules, because more than 50% of our voting power is held by Catherine L. Hughes, our Chairperson of the Board and Secretary, and Alfred C. Liggins, III, our CEO and President. See “Security Ownership of Beneficial Owners and Management” below. Therefore, we are not subject to NASDAQ Stock Market listing rules that would otherwise require us to have: (i) a majority of independent directors on the board; (ii) a compensation committee composed solely of independent directors; (iii) a nominating committee composed solely of independent directors; (iv) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (v) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.
Board Leadership Structure
Ms. Hughes has been Chairperson of the Board of Directors since 1980. Since the appointment of Mr. Liggins as CEO in 1997, the roles of Chairperson of the Board and CEO have been separated. We believe it is the CEO’s responsibility to run the Company and the Chairperson’s responsibility to run the Board of Directors. By having Ms. Hughes serve as Chairperson of the Board, Mr. Liggins is better able to focus on running the day-to-day operations of the Company. Bifurcating the roles enables non-management Directors to raise issues and concerns for Board consideration without immediately involving the CEO. The Chairperson or lead Director also serves as a liaison between the Board and senior management and also provides further vision as to the strategic direction of the Company. Finally, the Board has a third leadership position in the Chairpersons of our Audit Committee. As discussed below, our Audit Committee is comprised of three independent directors. The Audit Committee is responsible for oversight of the quality and integrity of the accounting, auditing, and reporting practices of Urban One and for the Company’s risk management. The Chair of the Audit Committee effectively serves as a “check” on both the Chairperson and the CEO by representing a strong outside presence with significant financial and business experience.
The Board of Directors believes that the appropriate leadership structure should be based on the needs and circumstances of the Board, the Company, and its stockholders at a given point in time, and that the Board should remain adaptable to shaping the leadership structure as those needs change in the future.
Communication with the Board
Our stockholders may communicate directly with the Board of Directors. All communications should be in written form and directed to Urban One’s Assistant Secretary at the following address:

Assistant Secretary
Urban One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910
Communications should be enclosed in a sealed envelope that prominently indicates that it is intended for Urban One’s Board of Directors. Each communication intended for Urban One’s Board of Directors and received by the Assistant Secretary that is related to the operation of Urban One and is relevant to the director’s service on the board shall be forwarded to the specified party following its clearance through normal review and appropriate security procedures.
Committees of the Board of Directors
The board has a standing audit committee, compensation committee and nominating committee.

Audit Committee
The audit committee consists of D. Geoffrey Armstrong, Brian W. McNeill, Terry L. Jones, and B. Doyle Mitchell, Jr., each of whom satisfies the requirements for audit committee membership under the listing standards of the NASDAQ Stock Market. Each of the audit committee members is an “independent director,” as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. The Board of Directors has determined that each of Mr. Armstrong, Mr. McNeill, Mr. Jones and Mr. Mitchell qualify as “audit committee financial experts,” as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933. The board has adopted a written audit committee charter, which is available on our website at https://urban1.com/urban-one-investor-relations/. The audit committee met seven times during the calendar year ended December 31, 2024.

The audit committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of Urban One, and as part of this responsibility the audit committee:

•selects our independent registered public accounting firm;

•reviews the services performed by our independent registered public accounting firm, including non-audit services, if any;

•reviews the scope and results of the annual audit;

•reviews the adequacy of the system of internal accounting controls and internal control over financial reporting;

•reviews and discusses the financial statements and accounting policies with management and our independent registered public accounting firm;

•reviews the performance and fees of our independent registered public accounting firm;

•reviews the independence of our independent registered public accounting firm;

•reviews the audit committee charter; and

•reviews related party transactions, if any.

The audit committee also oversees Urban One’s risk policies and processes relating to the financial statements and financial reporting processes, as well as key credit liquidity risks, market risks and compliance, and the guidelines, policies and processes for monitoring and mitigating those risks.
Compensation Committee

Our compensation committee consists of Terry L. Jones, D. Geoffrey Armstrong, and Brian W. McNeill. The compensation committee did not meet during the calendar year ended December 31, 2024, but did act three times by written consent. The board has adopted a revised written compensation committee charter. The functions of the compensation committee include:

•reviewing and approving the salaries, bonuses and other compensation of our executive officers, including stock options or restricted stock grants;

•establishing and reviewing policies regarding executive officer compensation and perquisites; and

•performing such other duties as shall from time to time be delegated by the board.

Nominating Committee
Our nominating committee consists of Alfred C. Liggins, III, Catherine L. Hughes, Terry L. Jones and Brian W. McNeill. The nominating committee is responsible for recommending the criteria for selection of board members and assisting the board in identifying candidates. The nominating committee acted once by written consent during the calendar year ended December 31, 2024. The nominating committee does not have a charter.
The nominating committee reviews the qualifications of all persons recommended by stockholders as nominees to the Board of Directors to determine whether the recommended nominees will make good candidates for consideration for membership on the board. The nominating committee has not established specific minimum qualifications for recommended nominees. However, as a matter of practice, the nominating committee evaluates recommended nominees for directors based on their integrity, judgment, independence, financial and business acumen, relevant experience, and their ability to act on behalf of all stockholders, as well as meet the needs of the Board of Directors, including the need to have a diversity of perspective. In the consideration of diversity of perspective, the nominating committee is most concerned with finding nominees that counter any perceived weaknesses in board composition. Such weaknesses may include weaknesses in perspective based upon race, sex, gender identification, skill sets and industry insight particularly as the Company diversifies its business. Following such evaluation, the nominating committee will make recommendations for director membership and review the recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the board. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The nominating committee recommended to the board that the incumbent directors be nominated for re-election to the board at the 2025 annual meeting.
Code of Ethics
We have adopted a code of ethics that applies to all of our directors, officers and employees and meets the requirements of the rules of the SEC and the NASDAQ Stock Market. The code of ethics is available on our website, www.urban1.com or can be obtained without charge by written request to Assistant Secretary, Urban One, Inc., 14th Floor, 1010 Wayne Avenue, Silver Spring, Maryland 20910. We do not anticipate making material amendments to or waivers from the provisions of the code of ethics. If we make any material amendments to our code of ethics, or if our Board of Directors grants any waiver from a provision thereof to our executive officers or directors, we will disclose the nature of such amendment or waiver, the name of the person(s) to whom the waiver was granted and the date of the amendment or waiver in a current report on Form 8-K.
Environmental
Within our operations, we strive toward our commitment to sustainability through building efficiency measures, use of environmentally friendly supplies, office recycling programs, and sustainable business practices at our consumer facing events. In addition, the Company actively strives to reduce energy consumption and waste.
Diversity and Inclusion
As a business founded by an African-American woman, diversity and inclusion is engrained in our corporate history. Our Board of Directors is diverse; Catherine L. Hughes, our Founder and Chairperson, is an African-American woman, and 4 of our 5 directors are minorities. Our President and Chief Executive Officer, Alfred C. Liggins, III is an African-American male, as is our Senior Vice President and General Counsel, Kristopher Simpson. Further, Karen Wishart, our Executive Vice President and Chief Administrative Officer, is an African-American woman, as is Michelle Rice, President of TV ONE. Additionally, as of December 31, 2024, 75% of our employees were racially diverse, and 46% of our employees were women. We are proud that our organization is governed and propelled by such a diverse group of individuals, which we believe contributes to our Company’s success now, and in the long-term.

Our senior leadership team has introduced various initiatives to ensure that our Company remains inclusive and supportive for all, including:

•Conducting regular workplace training, which includes focuses on unconscious bias, discrimination and harassment; and

•Leveraging a diverse slate of candidates for all job vacancies, including senior leadership.

Corporate Citizenship
The following Report on Corporate Citizenship at Urban One shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under such Acts.
While the Company’s national presence through its on-air radio, television and digital talent is undeniable, our focus on corporate citizenship and local community impact is one of our most notable accomplishments. Following the model established by Cathy Hughes, the Company maintains a philanthropic footprint for each community served within its various markets. We maintain a strong focus on the local communities that we serve. Our on-air talent and staff are vested in providing information resources and solutions to the community. We actively engage with a myriad of community partners’ help to provide career fairs, food drives, back to school programs, voter registration drives, health fairs, and other worthwhile initiatives as part of the Company’s community service efforts. From employment assistance and financial literacy to educational services and voter registration, they seek to make a difference each day, hosting ongoing events throughout the year.
Specific examples during the 2024 calendar year included or during the 2025 calendar year will include:

•Urban One has teamed up with the L.A. Sentinel and the Brotherhood Crusade to launch a fund to support victims of the 2025 Los Angeles Wildfires.

•The Annual “Urban Radio Cares for St. Jude Kids” fundraising broadcast to support patients battling cancer and other life-threatening diseases at St. Jude Children’s Research Hospital.

•The 2024 Urban One Honors Award Show themed, “Icons of Culture.” The Urban One Honors herald the accomplishments of African Americans who have made extraordinary contributions in entertainment, media, music, education, and the community.

•Radio One Atlanta Radio hosted Repack the Backpack where listeners with school age kids received school supplies for the second half of the school year.

•Radio One Atlanta hosted the AIDS Walk Atlanta Music Festival & 5K Walk – AIDS Walk Atlanta works to bring attention to this pressing issue, educate and inspire the community to work together, and end the epidemic of HIV.

•Radio One Baltimore hosted the Black Family Wellness Expo, which features community support in the form of cholesterol screenings, blood pressure checks, diabetes prevention, and focus on women’s health and behavioral health.

•Radio One Baltimore hosted the Radio One Baltimore Job Fair, an event geared toward helping a diverse range of job seekers looking to return to work or make a career change, get access to employers and recruiters, and organizations providing information to prospective employees.

•Radio One Charlotte participated in the Angels in Pink Luncheon, working with and supporting the Ausie & Martin Rivens Scholarship Foundation’s Angels in Pink Luncheon, in which women attended and enjoyed lunch, fellowship with other women, listened to speakers about their breast cancer survival journey, and gathered information about breast cancer awareness and research.

•Radio One Charlotte participated in the National Night out, working in conjunction with the Mecklenburg County Sheriff’s Office of Community Engagement to go into specific Charlotte area neighborhoods and provide food, prizes, and games in a safe environment.

•Radio One Cincinnati hosted multiple Stuff the Bus events, in which listeners were encouraged to drop off toys and non-perishable food items at one of multiple locations around the city to be donated to local families in need during the holiday season.

•Radio One Cleveland will host its 12th annual Good Thanksgiving, aiming to provide 1,000 turkeys for families in need on Thanksgiving Day.

•Radio One Dallas will sponsor Clean the Block, an event hosted by Clean the Block, an initiative aiming to help clean up the environment in and around Dallas, make the city a more beautiful place to live in, and fight climate change.

•Radio One Houston will participate in the Sister’s Network Walk in April and sponsor the 2025 Original Martin Luther King Jr. Parade and Celebration.

•Radio One Indianapolis partnered with the Salvation Army of Central Indiana for their 30th Radiothon which raises annually over $450K to benefit the homeless of Central Indiana.

•Radio One Philadelphia will sponsor the Puerto Rican Day Parade and Fiesta in Partnership with El Concilio – a non-profit organization that helps all communities with initiatives such as adoption.

•Radio One Philadelphia is sponsoring the Juneteenth Parade and Festival at Malcolm X Park, a free event sponsored by the City of Philadelphia that regularly reaches upwards of 20,000 people in attendance.

•Radio One Raleigh participated in the “Pearls” in Partnership Block Party Fundraiser for the purpose of supporting community service initiatives in Raleigh.

•Radio One Richmond will participate in the Women's History Month March, in which it will highlight and amplify the women in the region who are making important impacts in their communities.

•Radio One Washington helped put on Menthol Isn’t Kool, a series of pop-up pep rallies at D.C. area schools raising awareness around the risks and harms associated with menthol.

•Radio One Washington participated in the Gillie & Wallo Gun Violence Prevention Charity Basketball Game, appearing and providing entertainment and giveaways in support of the prevention of gun violence in the D.C. area.
Stockholder Submissions
For a stockholder to submit a candidate for the board to be considered by the nominating committee, a stockholder must notify Urban One’s Assistant Secretary. To make a recommendation for director nomination in advance of the 2025 annual meeting of Urban One, a stockholder must notify Urban One’s Assistant Secretary in writing no later December 31, 2025, the date that is expected to be approximately 120 days prior to the mailing of the proxy statement for the 2026 annual meeting of stockholders. Notices should be sent to:

Assistant Secretary
Urban One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910
All notices must include all information relating to the stockholder and the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for elections of directors under the proxy rules of the United States Securities Exchange Commission.

EXECUTIVE OFFICERS
In the table below we set forth certain information on those persons currently serving as our executive officers. Biographical information on Catherine L. Hughes, Chairperson of the Board and Secretary, and Alfred C. Liggins, III, Chief Executive Officer and President, is included above in “Proposal 2 — Election of Other Directors.”

Peter D. Thompson Executive Vice President and Chief Financial Officer Age: 60	Mr. Thompson has been Chief Financial Officer (“CFO”) of Urban One since February 2008. Mr. Thompson joined the Company in October 2007 as the Company’s Executive Vice President of Business Development. Prior to working with the Company, Mr. Thompson spent 13 years at Universal Music in the United Kingdom, including five years serving as CFO. Prior to that he spent four years working in public accounting at KPMG in London, where he qualified as a Chartered Accountant.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
The Company has four classes of common stock, Class A, Class B, Class C and Class D. Generally, except as summarized below, the shares of each class are identical in all respects and entitle the holders thereof to the same rights and privileges. However, with respect to voting rights, each share of Class A common stock entitles its holder to one vote and each share of Class B common stock entitles its holder to ten votes. The holders of Class C and Class D common stock are not entitled to vote on any matters. The holders of Class A common stock can convert such shares into shares of Class C or Class D common stock. Subject to certain limitations, the holders of Class B common stock can convert such shares into shares of Class A common stock. The holders of Class C common stock can convert such shares into shares of Class A common stock. The holders of Class D common stock have no such conversion rights.
The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 21, 2025 by:

•each person (or group of affiliated persons) known by us to be the beneficial owner of more than five percent of any class of common stock;

•each of the current executive officers named in the Summary Compensation Table;

•each of our directors and nominees for director; and

•all of our directors and executive officers as a group.
In the case of persons other than our executive officers, directors and nominees, such information is based solely upon a review of the latest schedules 13D or 13G, as amended. Each individual stockholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted. Information with respect to the beneficial ownership of the shares has been provided by the stockholders. The number of shares of stock includes all shares that may be acquired within 60 days of April 21, 2025.

	Common Stock
	Class A		Class B		Class C		Class D
	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Economic Interest	Voting Interest
Catherine L. Hughes (1)(2)(3)(4)(6)	448,619	6.03%	851,536	29.75%	1,124,560	54.99%	6,024,984	17.55%	18.11%	24.85%
Alfred C. Liggins, III (1)(3)(4)(5)(6)	933,769	12.56%	2,010,307	70.25%	920,456	45.01%	14,841,427	43.23%	40.08%	58.35%
Terry L. Jones							310,526	*	*	0.00%
Brian W. McNeill							269,263	*	*	0.00%
D. Geoffrey Armstrong	10,000	*					207,785	*	*	*
B. Doyle Mitchell, Jr.							31,240	*	*	0.00%
Peter D. Thompson (7)							514,836	1.50%	1.10%	0.00%
Karen Wishart							123,857	*	*	0.00%
Kristopher Simpson							42,833	*	*	0.00%
Gene Peretti							530,361	1.54%	1.14%	0.00%
Zazove	752,693	10.12%							1.61%	2.09%
Blackrock	480,643	6.47%							1.03%	1.33%
All Directors and Named Executives as a group 8 persons)	1,392,388	18.73%	2,861,843	100.00%	2,045,016	100.00%	22,323,918	65.85%	61.93%	83.24%
_________________________________
*Less than 1%.
(1)Includes 31,211 shares of Class A common stock and 62,998 shares of Class D common stock held by Hughes-Liggins & Company, L.L.C., the members of which are the Catherine L. Hughes Revocable Trust, dated March 2, 1999, of which Ms. Hughes is the trustee and sole beneficiary (the “Hughes Revocable Trust”), and the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999, of which Mr. Liggins is the trustee and sole beneficiary (the “Liggins Revocable Trust”). The address of Ms. Hughes and Mr. Liggins is 1010 Wayne Avenue, Silver Spring, Maryland 20910.

(2)The 247,366 shares of Class A common stock, 851,536 shares of Class B common stock and 3,120,133 shares of Class D common stock are held by the Hughes Revocable Trust; 1,124,560 shares of Class C common stock and 520,404 shares of Class D common stock are held by the Catherine L. Hughes Dynastic Trust, dated March 2, 1999, of which Ms. Hughes is the trustee and sole beneficiary.

(3)The shares of Class A common stock and Class B common stock are subject to a voting agreement between Ms. Hughes and Mr. Liggins with respect to the election of Urban One’s directors.

(4)As of April 21, 2025, the combined economic and voting interests of Ms. Hughes and Mr. Liggins were 58.19% and 83.21%, respectively.

(5)The 605,313 shares of Class A common stock, 2,010,307 shares of Class B common stock, and 8,421,129 shares of Class D common stock are held by the Liggins Revocable Trust. In addition, 920,456 shares of Class C common stock and 338,808 shares of Class D common stock are held by the Alfred C. Liggins, III Dynastic Trust dated March 2, 1999, of which Mr. Liggins is the trustee and sole beneficiary.

(6)Ms. Hughes’ total includes 1,230,735 shares of Class D common stock obtainable upon the exercise of stock options. Mr. Liggins’ total includes 2,051,224 shares of Class D common stock obtainable upon the exercise of stock options.

(7)Includes 374,090 shares of Class D common stock obtainable upon the exercise of stock options.

(8)Includes 273,380 shares of Class D common stock obtainable upon the exercise of stock options.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires Urban One’s directors and executive officers and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission (“SEC”) reports showing ownership and changes in ownership of our common stock and other equity securities. Solely on the basis of reports and representations submitted by Urban One’s directors, executive officers, and greater than ten percent owners, we believe that information contained in all required Section 16(a) filings for the fiscal year ended December 31, 2024, was timely made available.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Compensation Policies and Philosophy
The overall objective of our compensation to our executives is to attract, motivate, retain, and reward the top-quality management that we need to operate successfully and meet our strategic objectives, including our diversification into a broader multi-media company. To achieve this, we aim to provide a performance-based compensation package that is competitive in the markets and industries in which we compete for talent, provides rewards for achieving financial, operational, and strategic performance goals, and aligns executives’ financial interests with those of our stockholders.
We operate in the intensely competitive media industry, which is characterized by rapidly changing technology, evolving industry standards, frequent introduction of new media services, price and cost competition, limited advertising dollars, and extensive regulation. We face many aggressive and well-financed competitors. In this environment, our success depends on attracting and maintaining a leadership team with the integrity, skills, and dedication needed to manage a dynamic organization and the vision to anticipate and respond to future market developments. We use our executive compensation program to help us achieve this objective. Part of the compensation package is designed to enable us to assemble and retain a group of executives who have the collective and individual abilities necessary to run our business to meet these challenges. Other parts are intended to focus these executives on achieving financial results that enhance the value of our stockholders’ investment. At the same time, the compensation structure is flexible, so that we can meet the changing needs of our business over time and reward executive officers and managers based on the financial performance of operations under their control.
Process
Our compensation committee meets periodically throughout the year. In addition, members of the compensation committee discuss compensation matters with our CEO and CFO and among themselves informally outside of meetings. In establishing the compensation levels for the Company’s executive officers, the compensation committee considers a number of qualitative and quantitative factors, including the competitive market for executives, the level and types of compensation paid to executive officers in similar positions by comparable companies, and an evaluation of the Company’s financial and operational performance. We review the compensation paid to executives at other comparable media companies as a reference point for determining the competitiveness of our executive compensation. Our peer group of radio broadcasting companies includes Cox Radio, Inc., Audacy Communications Corp., Cumulus Media, Inc. and Saga Communications Inc. In addition, given the diversity of our business, the compensation committee may review the compensation practices at companies with which it competes for talent, including television, cable, film, online, software and other publicly held businesses with a scope and complexity like ours. The compensation committee does not attempt to set each compensation element for any executive within a particular range related to the levels provided by peers. Instead, the compensation committee uses market comparison as one factor in making compensation decisions. Other factors considered when making individual executive compensation decisions include individual contribution and performance, reporting structure, internal pay relationship, complexity and importance of roles and responsibilities, leadership, and growth potential.
Our CEO provides input into the compensation discussion and makes recommendations to the compensation committee for annual compensation changes and bonuses for the executive officers and the appropriateness of additional long-term incentive compensation. The compensation committee has retained and actively consults with a benefits consulting firm to assist with setting compensation for our executives.
Principal Components of Executive Compensation
We seek to achieve our compensation philosophy through three key compensation elements:
•base salary;
•a performance-based annual bonus (that constitutes the short-term incentive element of our program), which may be paid in cash, restricted stock units, shares of stock or a combination of these; and
•grants of long-term, equity-based compensation (that constitute the long-term incentive element of our program), such as stock options and/or restricted stock units, which may be subject to time-based and/or performance-based vesting requirements.

The compensation committee believes that this three-part approach is consistent with programs adopted by similarly situated companies and best serves the interests of our stockholders. This approach enables us to meet the requirements of the competitive environment in which we operate, while ensuring that executive officers are compensated in a manner that advances both the short and long-term interests of our stockholders. Under this approach, compensation for our executive officers involves a high proportion of pay that is “at risk,” namely, the annual bonus and the value of stock options and restricted stock units. Stock options and/or restricted stock units relate a sizable portion of each executive’s long-term remuneration directly to the stock price appreciation realized by our stockholders.
The compensation committee may award stock options or grant restricted stock to any executive officer or other eligible participants under the Plan, on its own initiative or at the recommendation of management. In accordance with our Stock Plan Administration Procedures, as approved by the compensation committee, the grant date for grants approved by the compensation committee to executive officers (other than a companywide grants) is the next monthly grant date immediately following the meeting of the compensation committee. Monthly grant dates are the fifth day of each month, or the next NASDAQ trading day in the event the fifth day is not a business day. However, it is also our practice in granting options to executive officers to wait for the release of any material non-public information and settlement of that information in the marketplace.
Employment Agreements
Employment Agreement of the President and CEO
President and Chief Executive Officer. Mr. Liggins serves as the President and Chief Executive Officer of the Company and its wholly-owned subsidiaries. Mr. Liggins’ employment under his employment agreement commenced as of January 1, 2022, until December 31, 2024. Thereafter, the term of the agreement is automatically extended for additional one (1) year periods, unless either party provides written notice of its/his intention not to renew to the other party at least sixty (60) days before the expiration of the initial term or any renewal term of this Agreement, as applicable. Mr. Liggins is entitled to a base salary payable at the annualized rate of $1,250,000 per year and is eligible for an annual bonus. Mr. Liggins’ annual target bonus opportunity is equal to 100% of his base compensation (the “Target Bonus”), based on the achievement of performance goals as determined by Company’s Chief Executive Officer and Board of Directors; provided that (A) if the Company exceeds ninety percent (90%) of budget for the fiscal year, the Annual Bonus shall be deemed fifty percent (50%) earned and Mr. Liggins is entitled to such amount (the “Bonus Threshold”) and (B) subject to the Bonus Threshold, depending on results, Mr. Liggins actual bonus may be higher or lower than the Target Bonus, as determined by the Compensation Committee. If Mr. Liggins achieves superior performance goals as determined by the Company’s Chief Executive Officer and Compensation Committee, then Mr. Liggins is eligible to receive an Annual Bonus up to 175% of base compensation. In connection with his employment agreement, Mr. Liggins was also awarded 468,750 restricted shares of the Company’s Class A common stock and stock options to purchase 156,250 Class D shares (with pricing that occurred on September 27, 2022), all which vested on January 6, 2025, as a completion bonus. Mr. Liggins received annual Class D stock awards with an annual value of approximately One Million Four Hundred Twenty-Three Thousand and Eight Hundred and Twenty-Eight Dollars ($1,423,828) and annual stock option award with an annual value of approximately Four Hundred Seventy-Four Thousand Six Hundred and Ten Dollars ($474,610). The first annual grant priced and vested on September 27, 2022, and the second and third annual grants priced and vested in January 2023 and January 2024, respectively. Finally, Mr. Liggins remains eligible for the TV One Award included in his prior employment agreement.

Employment Agreement of the CFO
Chief Financial Officer. Under the terms of his employment agreement, Mr. Thompson is employed as Executive Vice President and Chief Financial Officer of the Company and Vice President of its wholly owned subsidiaries commencing as of January 1, 2022, until January 6, 2025, unless earlier terminated pursuant to the terms of the agreement. Mr. Thompson is entitled to a base salary payable at the annualized rate of $650,000 per year and is eligible for an annual bonus. Mr. Thompson’s annual target bonus opportunity is equal to 75% of his base compensation (the “Target Bonus”), based on the achievement of performance goals as determined by Company’s Chief Executive Officer and Board of Directors; provided that (A) if the Company exceeds ninety percent (90%) of budget for the fiscal year, the Annual Bonus shall be deemed fifty percent (50%) earned and Mr. Thompson is entitled to such amount (the “Bonus Threshold”) and (B) subject to the Bonus Threshold, depending on results, Mr. Thompson’s actual bonus may be higher or lower than the Target Bonus, as determined by the Compensation Committee. If Mr. Thompson achieves superior performance goals as determined by Company’s Chief Executive Officer and Compensation Committee, then Mr. Thompson is eligible to receive an Annual Bonus up to 132% of his base compensation. Mr. Thompson also received a signing bonus of $250,000, subject to a pro-rata claw-back if he leaves before the end of the term of the agreement. Mr. Thompson was also awarded 150,000 restricted shares of the Company’s Class D common stock which vested on January 6, 2025, as a completion bonus. Finally, Mr. Thompson received annual Class D stock awards with an annual value of Four Hundred Eighty-Seven Thousand Five Hundred Dollars ($487,500) and annual stock option award with an annual value of One Hundred Sixty-Two Thousand Five Hundred Dollars ($162,500). The first annual grant priced and vested on September 27, 2022, and the second and third annual grants priced and vested in January 2023 and January 2024, respectively. While Mr. Thompson's employment agreement expired on January 6, 2025, the parties continue to operate under the terms of the agreement until such time as the Company and Mr. Thompson execute a new employment agreement.
Principal terms of prior employment agreement or arrangement under which the Company and the Founder are operating as modified by the 2022 Terms of Employment
On September 27, 2022, the compensation committee approved the principal terms of employment under which the Founder is operating (the “2022 Terms of Employment”). The Founder thus operates under her prior employment agreement as modified by 2022 Terms of Employment. The terms of employment of the Founder are described below.
Chairperson. Catherine L. Hughes, our founder, serves as our Chairperson of the Board of Directors and Secretary. Pursuant to the terms approved by the compensation committee, Ms. Hughes is entitled to a base salary payable at the annualized rate of $1,000,000 per year and will be eligible for an annual bonus. Ms. Hughes’ annual target bonus opportunity will be equal to 50% of her base compensation (the “Target Bonus”), based on the achievement of performance goals as determined by Company’s Chief Executive Officer and Board of Directors; provided that (A) if the Company exceeds ninety percent (90%) of budget for the fiscal year, the Annual Bonus shall be deemed fifty percent (50%) earned and Ms. Hughes is entitled to such amount (the “Bonus Threshold”) and (B) subject to the Bonus Threshold, depending on results, Ms. Hughes’ actual bonus may be higher or lower than the Target Bonus, as determined by the compensation committee. If Ms. Hughes achieves superior performance goals as determined by the Company’s Chief Executive Officer and compensation committee, then she is eligible to receive an Annual Bonus up to 87.5% of base compensation. Ms. Hughes was awarded 281,250 restricted shares of the Company’s Class A common stock and stock options to purchase 93,750 Class D shares (which were priced on September 27, 2022), all vesting on January 6, 2025, as a completion bonus. Finally, Ms. Hughes received annual Class D stock awards with an annual value of approximately Eight Hundred Fifty-Four Thousand Two Hundred and Ninety-Seven Dollars ($854,297) and annual stock option award with an annual value of approximately Two Hundred Eighty-Four Thousand Seven Hundred Sixty-Five Dollars ($284,765). The first annual grant priced and vested on September 27, 2022, and the second and third annual grants priced and vested in January 2023 and January 2024, respectively.
Under her prior employment agreement under which the Company and Ms. Hughes currently operate, Ms. Hughes is also entitled to receive a pro-rata portion of her bonus upon termination due to death or disability. Ms. Hughes also receives standard retirement, welfare, and fringe benefits, as well as vehicle and wireless communication allowances and financial manager services.

Post-Termination and Change in Control Benefits
Under the terms of her employment agreement, upon termination without cause or for good reason within two years following a change of control, Ms. Hughes will receive an amount equal to three times the sum of (i) her annual base salary and (ii) the average of her last three annual incentive bonus payments, in a cash lump sum within five days of such termination, a pro-rated annual bonus for the year of termination, and continued welfare benefits for three years, subject to all applicable federal, state and local deductions. Similarly, under the terms of his employment agreement, upon termination without cause or for good reason within two years following a change of control, Mr. Liggins will receive an amount equal to three times the sum of (i) his annual base salary and (ii) the average of his last three annual incentive bonus payments, in a cash lump sum within five days of such termination, a pro-rated annual bonus for the year of termination, and continued welfare benefits for three years, subject to all applicable federal, state and local deductions.
Under Ms. Hughes’ and Mr. Liggins’ employment agreements the terms “cause” and “good reason” are defined as follows:
“Cause” means (i) the commission by the executive of a felony, fraud, embezzlement or an act of serious, criminal moral turpitude which, in case of any of the foregoing, in the good faith judgment of the board, is likely to cause material harm to the business of the Company and the Company affiliates, taken as a whole, provided, that in the absence of a conviction or plea of nolo contendere, the Company will have the burden of proving the commission of such act by clear and convincing evidence; (ii) the commission of an act by the executive constituting material financial dishonesty against the Company or any Company affiliate, provided, that in the absence of a conviction or plea of nolo contendere, the Company will have the burden of proving the commission of such act by a preponderance of the evidence; (iii) the repeated refusal by the executive to use his reasonable and diligent efforts to follow the lawful and reasonable directives of the board; or (iv) the executive’s willful gross neglect in carrying out his material duties and responsibilities under the agreement, provided, that unless the board reasonably determines that a breach described in clause (iii) or (iv) is not curable, the executive will be given written notice of such breach and will be given an opportunity to cure such breach to the reasonable satisfaction of the board within thirty (30) days of receipt of such written notice.
“Good Reason” shall be deemed to exist if, without the express written consent of the executive, (i) the executive’s rate of annual base salary is reduced, (ii) the executive suffers a substantial reduction in his title, duties or responsibilities, (iii) the Company fails to pay the executive’s annual base salary when due or to pay any other material amount due to the executive hereunder within five (5) days of written notice from the executive, (iv) the Company materially breaches the agreement and fails to correct such breach within thirty (30) days after receiving the executive’s demand that it remedy the breach, or (v) the Company fails to obtain a satisfactory written agreement from any successor to assume and agree to perform the agreement, which successor the executive reasonably concludes is capable of performing the Company’s financial obligations under this Agreement.
The foregoing summaries of the definitions of “cause” and “good reason” are qualified in their entirety by reference to the actual terms of the employment agreements for Ms. Hughes’ and Mr. Liggins’ filed with those certain Current Reports Form 8-K filed April 18, 2008, and April 9, 2024, respectively.
Under the terms of his employment agreement, in the event that Mr. Thompson is terminated other than for cause, provided Mr. Thompson executes a general liability release, the Company will pay Mr. Thompson severance in an amount equal to six month’s base compensation, subject to all applicable federal, state, and local deductions. With regard to Mr. Thompson, the foregoing summary of the definitions of “cause” and “good reason” are qualified in their entirety by reference to the actual terms of his employment agreement filed with that certain Current Report on Form 8-K filed October 3, 2022.

Other Benefits and Perquisites
As part of our competitive compensation package to attract and retain talented employees, we offer retirement, health, and other benefits to our employees. Our named executive officers participate in the same benefit plans as our other salaried employees. The only benefit programs offered to our named executive officers either exclusively or with terms different from those offered to other eligible employees are the following:
Deferred Compensation. We had a deferred compensation plan that allowed Catherine L. Hughes, our Chairperson, to defer compensation on a voluntary, non-tax qualified basis. The plan was terminated in 2017, and as such Ms. Hughes did not defer any of her compensation during the year ended December 31, 2024. The amount owed to her as deferred compensation for prior years is an unfunded and unsecured general obligation of our Company. Deferred amounts accrue interest based upon the return earned on an investment account with a designated brokerage firm established by Urban One. All deferred amounts are payable in a lump sum 30 days after the date of the event causing the distribution to be paid. No named executive officer earns above-market or preferential earnings on nonqualified deferred compensation.
Other Perquisites. We provide few perquisites to our named executive officers. Currently, we provide or reimburse executives for a company automobile, driver and various administrative services including a financial manager and a personal assistant.
We have set forth the incremental cost of providing these benefits and perquisites to our named executives in the 2024 Summary Compensation Table in the “All Other Compensation” column.
401(k) Plan
The Company has a defined contribution 401(k) savings and retirement plan. In the calendar year 2024, participants could contribute up to $23,000 of their gross compensation, subject to certain limitations. Employees ages 50 or older could make an additional catch-up contribution of in calendar year 2024 up to $7,500 of their gross compensation. In the calendar year 2023, participants could contribute up to $22,500 of their gross compensation, subject to certain limitations. Employees ages 50 or older could make an additional catch-up contribution of in calendar year 2022 up to $7,500 of their gross compensation.
In the calendar year 2025, participants can contribute up to $23,500 of their gross compensation, subject to certain limitations. Employees ages 50 or older can make an additional catch-up contribution of in calendar year 2025 up to $7,500 of their gross compensation. The Company currently does not offer any matching component with respect to its 401(k) savings and retirement plan.
Tax Deductibility of Executive Compensation
Section 162(m) of the Code imposes limitations upon the federal income tax deductibility of certain compensation paid to our Chief Executive Officer, our Chief Financial Officer and to each of our other highly compensated executive officers. Under these limitations, we may deduct such compensation only to the extent that during any year the compensation paid to any such officer does not exceed $1,000,000 or meets certain limited conditions. The compensation committee believes that it is in our best interests to retain flexibility and discretion to make compensation awards to foster achievement of goals the Committee deems important to our success, including for example encouraging employee retention, rewarding achievement of non- quantifiable goals, and achieving progress with specific projects.
Our compensation committee may also take accounting considerations, including the impact of Accounting Standards Codification (“ASC”) Topic 718, into account in structuring compensation programs and determining the form and amount of compensation awarded.

EXECUTIVE COMPENSATION
The following table sets forth the total compensation for each of our named executive officers, for each of the three years in the period ended December 31, 2024:

Name and Principal Position	Year	Salary $	Bonus (1) $	Stock Awards (2) $	Option Awards (2) $	Non-Equity Incentive Plan Compensation $	Non-qualified Deferred Compensation Earnings $	All Other Compensation $		Total $
Catherine L. Hughes – Chairperson	2024	1,000,000	250,000	680,497	142,608	—	—	50,499	(3)	2,123,604
	2023	1,000,000	—	1,395,854	772,572	—	—	40,000	(3)	3,208,426
	2022	1,000,000	875,000	1,642,432	515,118	—	—	48,804	(3)	4,081,354

Alfred C. Liggins, III – CEO	2024	1,250,000	625,000	1,134,161	237,680	—	—	2,303,082	(4)	5,549,923
	2023	1,250,000	—	2,341,611	1,333,205	—	—	3,089,512	(4)	8,014,328
	2022	1,250,000	2,187,500	2,737,388	858,530	—	—	4,204,855	(4)	11,238,273

Peter D. Thompson – CFO	2024	650,000	243,750	341,468	2,438	—	—	—		1,237,656
	2023	650,000	250,000	722,792	431,932	—	—	—		2,054,724
	2022	650,000	858,000	548,740	275,792	—	—	—		2,332,532
_________________________________
(1)Reflects discretionary bonuses.

(2)The dollar amount recognized for financial statement purposes in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation,” for the fair value of options and restricted stock granted. These values are based on assumptions described in Note 17 to the Company's audited consolidated financial statements included elsewhere in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 (the "Form 10-K") filed March 27, 2025.

(3)For 2024 and 2023, for company automobile provided to Ms. Hughes and financial services and administrative support in the amounts of $9,954 and $7,015 and $40,545 and $32,985, respectively.

(4)Mr. Liggins’ employment terms provide, among other things, that in recognition of Mr. Liggins’ contributions in founding TV One on our behalf, he is eligible to receive an award amount equal to approximately 4% of any proceeds from distributions or other liquidity events in excess of the return of the Company's aggregate investment in TV One. The Company's obligation to pay the award to Mr. Liggins was triggered during 2016 after its recovery of the aggregate amount of our pre-Comcast Buyout capital contribution in TV One, and only upon actual receipt of distributions of cash or marketable securities. An award in the amount of $2,146,082, $2,939,512, and $4,038,131 was paid in 2024, 2023, and 2022, respectively. In addition, for 2024, 2023, and 2022 the Company provided financial services and administrative support to Mr. Liggins in the amounts of $157,000, $150,000, and $166,724, respectively.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, the following Pay Versus Performance table (“PVP Table”) provides required information about compensation for our named executive officers and the company’s financial performance for each of the three years in the period ended December 31, 2024 (each of 2022, 2023 and 2024, a “Covered Year”). We are permitted to report as a “smaller reporting company” under SEC rules. Accordingly, we have not included a tabular list of financial performance measures, and the table below (i) only includes the requisite information for three years, and (ii) does not include information with respect to peer total stockholder return ("TSR").

We refer to all the named executive officers covered in the PVP Table below, collectively, as the “PVP NEOs.” The PVP Table also provides information about the results for certain measures of financial performance during those same Covered Years. In reviewing this information, we believe you should consider:

•The information in columns (b) and (d) of the PVP Table comes directly from this year’s Summary Compensation Table (or last year’s Summary Compensation Table), without adjustment, calculated in the manner as required under SEC rules for such table;

•As required by the SEC’s PVP rules, we describe the information in columns (c) and (e) of the PVP Table as “compensation actually paid” (or “CAP”) to the applicable PVP NEOs. However, we believe these CAP amounts do not entirely reflect the final compensation that our NEOs actually earned for their service in the Covered Years, respectively. Instead, in accordance with the SEC’s PVP rules the amounts represent a combination of realized pay (primarily for cash amounts and equity that vested in the applicable Covered Year) and realizable or accrued pay as of the last day of the applicable Covered Year (primarily for equity awards that are unvested or vested but unexercised). As a result, we urge investors to use caution when evaluating CAP amounts, as they are calculated in a manner different than any information that we may have presented before; and

•As required by the SEC’s PVP rules, we provide information in the PVP Table below about our absolute TSR results and our generally accepted accounting principles ("GAAP") net income results prepared in accordance with (the “External Measures”) during the Covered Years. In column (h) we also present information with respect to our Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure. We present this measure as management believes Adjusted EBITDA provides useful information to management and investors by excluding certain income/(loss), expenses, gains, and losses that may not be indicative of the Company’s core operating and financial results. Adjusted EBITDA is a useful performance measure because certain items included in the calculation of net income/(loss) may either mask or exaggerate trends in the Company's ongoing operating performance measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all the identified adjustments. The reconciliation of Adjusted EBITDA to the comparable GAAP financial measure is set forth on Appendix B to this proxy statement. During 2024, the Company made an immaterial change to the definition of adjusted EBITDA by adding back the loss from ceased non-core operations. All historical periods were recast to reflect this immaterial change.

Pay Versus Performance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Year	Summary Compensation Table Total for PEO (1)(2)	Compensation Actually Paid to PEO (1)(2)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (1)(2)	Average Compensation Actually Paid to Non-PEOs Named Executive Officers (1)(2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (4)	Net (Loss) Income (in thousands)	Adjusted EBITDA (in thousands)
2024	$5,549,923	$4,651,210	$1,680,630	$1,374,283		$(104,179)	$103,463

2023	$8,014,328	$5,905,763	$2,340,557	$1,747,654		$4,565	$130,991

2022	$11,238,273	$12,038,941	$2,740,532	$3,641,933		$36,600	$167,652
_________________________________
(1)Reflects the total compensation of our current President and CEO, Alfred C. Liggins, III, who is our PEO. Our non-PEO PVP NEOs (“Non-PEO NEOs”) were Catherine L. Hughes, our Chairperson, and Peter D. Thompson, our Chief Financial Officer, for each of the Covered Years. Amounts shown are as calculated in the Summary Compensation Table (SCT) for each of the years shown.

(2)For calendar years 2022 and 2023 amounts were adjusted from similar disclosure found in the 2024 proxy statement to include the value (positive or negative) of previously omitted equity and options awards. The amounts reflected for each of the years 2022, 2023, and 2024 include all components of compensation, cash, bonus, equity and option awards.
(3)For each covered year, in determining both the compensation actually paid for our PEO and the average compensation actually paid for our Non-PEO NEOs for purposes of this PVP Table, we deducted from or added back to the total amount of compensation reported in column (b) and column (d) for such Covered Year the following amounts:

Item and Value Added (Deducted)	2024	2023	2022
For Mr. Liggins:
Total Compensation as reported in Summary Compensation Table (SCT)	$5,549,923	$8,014,328	$11,238,273
Deduction for Summary Compensation Table “Stock Awards” column value	(1,134,161)	(2,341,611)	(2,737,388)
Deduction for Summary Compensation Table “Option Awards” column value	(237,680)	(1,333,205)	(858,530)
Fair value of equity compensation granted in current fiscal year that are outstanding and unvested at end of current fiscal year	—	—	2,497,828
Fair value of equity compensation granted in current year that vested in the same year	1,898,253	1,898,626	1,898,758
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	(1,425,125)	(332,375)	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	—
Dividends or other earnings paid on stock or option awards in the current fiscal year prior to the vesting date that are not otherwise included in the total compensation for the current fiscal year	—	—	—
Compensation Actually Paid to CEO	$4,651,210	$5,905,763	$12,038,941

Item and Value Added (Deducted)	2024	2023	2022
For Non-PEO Named Executive Officers (Average):
Total Compensation as reported in Summary Compensation Table (SCT)	$1,680,630	$2,340,557	$2,740,532
Deduction for Summary Compensation Table “Stock Awards” column value	(510,983)	(1,103,408)	(788,168)
Deduction for Compensation Table “Option Awards” column value	(72,523)	(267,150)	(236,461)
Fair value of equity compensation granted in current fiscal year that are outstanding and unvested at end of current fiscal year	—	—	1,031,348
Fair value of equity compensation granted in current year that vested in the same year	894,447	894,618	894,682
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	(617,288)	(116,963)	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	—
Dividends or other earnings paid on stock or option awards in the current fiscal year prior to the vesting date that are not otherwise included in the total compensation for the current fiscal year	—	—	—
Compensation Actually Paid to Non-PEO named executive officers	$1,374,283	$1,747,654	$3,641,933

(4)For each Covered Year, our total shareholder return (“TSR”) was calculated based on the yearly percentage change in our cumulative TSR on each of our Class A and Class D common stock, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on the Nasdaq Stock Market on December 31, 2022 through and including the last day of the fiscal year covered (each one- or three-year period, the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing Class A and Class D stock prices at the end versus the beginning of the Measurement Period, divided by (b) our closing Class A and Class D share prices at the beginning of the Measurement Period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of each Measurement Period to produce the Covered Year-end values of such investment as of the end of 2024, 2023 and 2022, as applicable. Because Covered Years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

The following charts provide, across the Covered Years, descriptions of the relationships between (1) the CAP for the PEO and the average CAP for our Non-PEO NEOs (in each case as set forth in the PVP Table above) and (2) each of the performance measures set forth in columns (f) and (g) of the PVP Table above.

The following table sets forth the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 2024.

Outstanding Equity Awards at 2024 Fiscal Year-End
	OPTION AWARDS											STOCK AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) exercisable						Number of Securities Underlying Unexercised Options (#) unexercisable			Option Exercise Price ($)		Number of Shares of Stock That Have Not Vested (#)			Market Value of Shares of Stock That Have Not Vested ($)	Number of Shares of Stock That Have Not Vested (#)			Market Value of Shares of Stock That Have Not Vested ($)
	Class A	Granted	Vested	Class D	Granted	Vested	Class D	Granted	Vested		Option Expiration Date	Class D	Granted	Date Award Vests	Class D	Class A	Granted	Date Award Vests	Class A

Catherine L. Hughes				199,836	08/07/2017	01/05/2018				1.90	08/07/2027	—			—
				210,937	01/05/2018	01/05/2019				1.80	01/05/2028	—			—	—			—
				174,971	07/05/2019	01/06/2020				2.17	07/05/2029	—			—	—			—
				189,843	06/05/2020	01/06/2021				2.00	06/05/2030	—			—	—			—
				101,702	09/27/2022	09/27/2022	93,750	09/27/2022	09/27/2022	4.23	09/27/2032	—			—	281,250	09/27/2022	01/05/2025	433,125
				101,272	02/06/2023	02/06/2023				5.15	02/06/2033	—			—	—			—
				158,424	01/05/2024	01/05/2024				3.71	01/05/2034	—			—	—			—

Alfred C. Liggins, III				333,059	08/07/2017	01/05/2018				1.90	08/07/2027	—			—
				351,562	01/05/2018	01/05/2019				1.80	01/05/2028	—			—	—			—
				291,619	07/05/2019	01/06/2020				2.17	07/05/2029	—			—	—			—
				316,406	06/05/2020	01/06/2021				2.00	06/05/2030	—			—	—			—
				169,503	09/27/2022	09/27/2022	156,250	09/27/2022	09/27/2022	4.23	09/27/2032	—			—	468,750	09/27/2022	01/05/2025	721,875
				168,786	02/06/2023	02/06/2023				5.15	02/06/2033	—			—	—			—
				264,039	01/05/2024	01/05/2024				3.71	01/05/2034	—			—	—			—

Peter D. Thompson				59,527	07/05/2019	01/06/2020				2.17	07/05/2029	—			—	—			—
				108,333	06/05/2020	01/06/2021				2.00	06/05/2030	—			—	—			—
				58,036	09/27/2022	09/27/2022				4.23	09/27/2032	150,000	9/27/2022	01/05/2025	150,000				—
				57,790	02/06/2023	02/06/2023				5.15	02/06/2023	—			—	—			—
				90,404	01/05/2024	01/05/2024				3.71	01/05/2034	—			—	—			—

Directors’ Fees
Pursuant to our director compensation policy in effect for the year ended December 31, 2024, our non-employee directors each received an annual retainer of $75,000 which is paid in equal installments on a quarterly basis and $75,000 of restricted stock units which vest over a two-year period. In addition, they receive $10,000 annually for being a member of a committee (the chairperson of each committee receives an additional $5,000 per annum) and are reimbursed for all out-of-pocket expenses related to meetings attended. Under our policies, the grant date for the Non-Employee Director Annual Award is the fifth day of the month following the date of the annual stockholder meeting.

2024 Director Compensation

Name	Fees Earned or Paid in Cash $ (1)	Stock Awards $ (1)(2)	Option Awards $ (1)(2)	Total $
Terry L. Jones	110,000	69,077	—	179,077

Brian W. McNeill	105,000	68,199	—	173,199

B. Doyle Mitchell, Jr.	85,000	69,077	—	154,077

D. Geoffrey Armstrong	100,000	69,077	—	169,077
_________________________________
(1)The dollar amount recognized for financial accounting statement reporting purposes in 2024 in accordance with ASC 718.
(2)On July 5, 2024, each non-employee director was awarded 53,571 restricted shares of Class D common stock which vest over a two-year period. The number of shares was determined by dividing $1.40, the closing price of our Class D common stock on July 5, 2024 into $75,000.
On March 5, 2024, each non-employee director was awarded 9,025 restricted shares of Class D common stock which vest over a two-year period. The number of shares was determined by dividing $2.77, the closing price of our Class D common stock on March 5, 2024 into $25,000.
On July 5, 2023, each non-employee director was awarded 8,418 restricted shares of Class D common stock which vest over a two-year period. The number of shares was determined by dividing $5.94, the closing price of our Class D common stock on July 5, 2023 into $50,000.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2024, the number of shares of Class A and Class D common stock that are issuable upon the exercise of stock options outstanding under our Urban One 2019 Equity and Performance Incentive Plan.

Plan category		Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected In the First Column)
Equity compensation plans approved by security holders
Urban One 2019 Stock Option and Restricted Stock Grant Plan
	Class A	—	—	2,000,000
Urban One 2019 Stock Option and Restricted Stock Plan
	Class D	5,436,715	2.83	5,783,887
Equity compensation plans not approved by security holders		—	—	—
Total		5,436,715	2.83	7,783,887

AUDIT COMMITTEE REPORT
This report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of Urban One’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.
The audit committee’s responsibilities are described in its written charter adopted by the board. The audit committee charter is posted on Urban One’s website located at https://urban1.com/urban-one-investor-relations/. The audit committee fulfills its responsibilities through periodic meetings with our independent registered public accounting firm and management. The audit committee reviews the financial information that will be provided to stockholders and others, the systems of internal controls that management and the board have established, and the audit process. In fulfilling these responsibilities, the committee, among other things, oversees the independent registered public accounting firm and confirms their independence, reviews the adequacy of the system of internal accounting controls and internal control over financial reporting, reviews financial statements, earnings releases and accounting matters, and reviews related party transactions. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with US GAAP.
The committee meetings regularly included separate sessions with the independent registered public accounting firm, in each case without the presence of Urban One’s management. As part of its oversight of Urban One’s financial statements, the committee reviewed and discussed with both management and the independent registered public accounting firm the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2024, and quarterly operating results prior to their issuance.
The committee also typically holds discussions with management and the independent registered public accounting firm regarding the effectiveness of the Company’s internal control over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As required due to the Company’s status as an accelerated filer for the year ended December 31, 2024, such discussion was held in connection with the filing of the Form 10-K for 2024. The committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard AS 1301, “Communications with Audit Committees,” as amended, which includes, among other items, matters related to the conduct of the annual audit of Urban One’s financial statements. In addition, the committee discussed with the independent registered public accounting firm the auditor’s independence from Urban One and its management, including the matters in the written disclosures required by AS 1005, “Independence,” and the committee satisfied itself as to the independent registered public accounting firm’s independence.
Urban One management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Exchange Act Rule 13a-15(f) and 15d-15(f). Under the supervision and with the participation of our management, including our CEO and CFO, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on criteria established in Internal Control – Integrated Framework (2013) published by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives because of its inherent limitations. Internal control over financial reporting is a process that involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. Internal control over financial reporting also can be circumvented by collusion or improper management override. Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. However, these inherent limitations are known features of the financial reporting process. Therefore, it is possible to design into the process safeguards to reduce, though not eliminate, this risk.
During 2024, management advised the committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles and reviewed significant accounting and disclosure issues with the committee. Management also advised the committee of certain control deficiencies in the design and implementation of our internal control over financial reporting that constituted material weaknesses. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is reasonable possibility that a material misstatement of our consolidated annual or interim financial statements will not be prevented or detected on a timely basis. Specifically, we did not design and implement an effective control environment or control activities as further detailed below:

•Control Environment, Information and Communication, and Monitoring – We did not have appropriately designed entity-level controls impacting the (1) control environment, (2) identification of control activities, and (3) monitoring activities to prevent or detect material misstatements to the consolidated financial statements and assess whether the components of internal control were present and functioning. We did not adequately communicate the relevant information, including objectives and responsibilities, necessary to support the functioning of internal controls over financial reporting. We did not develop and perform sufficient ongoing evaluations to ascertain whether the components of internal control were present and functioning.

•IT General Control Activities – The Company has not sufficiently designed and maintained information technology ("IT") general controls in the areas of user access, program change management, and IT operations for certain information technology systems that support the Company’s financial reporting and other processes. Specifically, the Company did not maintain (1) user access controls that adequately restrict privileged and end-user access to certain financial applications, system infrastructure, programs, and data to appropriate company personnel, including consideration of segregation of incompatible duties; (2) change management controls for certain financial applications and related system infrastructure to provide reasonable assurance that IT program and data changes are authorized, sufficiently tested, approved, and implemented appropriately; and (3) IT operations controls for certain financial applications to monitor that scheduled financial programs have run and were operating as intended.

•Control Activities and Information and Communication - Management has determined that the Company did not have adequate selection and development of effective control activities resulting in the following material weaknesses:

◦Management did not have properly designed internal controls over its financial statement close process. This includes an inadequate level of precision in management’s review during the financial statement close process, an inadequate evaluation and review of the accounting for significant and non-recurring transactions, ineffective design and operating effectiveness of controls to support proper segregation of duties related to the review of manual journal entries and an inadequate review as part of its reporting and disclosure process.

◦Management did not have properly designed management review controls over transactions that require significant judgment. Specifically, controls are not designed to sufficiently evaluate the completeness and accuracy of data used in account analyses related to judgmental areas. Additionally, the Company’s management review controls are not operating effectively, as sufficient evidence was not maintained to demonstrate that reviews occurred with a sufficient level of precision to detect a material misstatement.
Considering the material weaknesses in the Company’s internal control over financial reporting, we performed additional procedures to ensure that our consolidated financial statements included in the Form 10-K were prepared in accordance with GAAP. Following such additional procedures, our management, including our CEO and CFO, has concluded that our consolidated financial statements present fairly, in all material respects, our financial position, results of operations, and cash flows for the periods presented in the Form 10-K, in conformity with GAAP.
The Company acknowledges its internal control deficiencies and is fully committed to remediating the material weaknesses identified above, fostering continuous improvement in internal controls, and enhancing its overall internal control environment. We will continue to monitor and evaluate the effectiveness of these controls to ensure timely and accurate financial reporting.
Plans for Remediation
Management is committed to the remediation of the material weaknesses described above, as well as the continued improvement of the Company’s internal control over financial reporting. Management has implemented and continues to implement measures designed to ensure that control deficiencies contributing to the material weaknesses are remediated.

In response to the material weaknesses identified, management has made significant progress to remediate the control deficiencies contributing to the material weaknesses. Management is committed to the planning and implementation of remediation efforts to address the material weaknesses. These remediation efforts, summarized below, which have been implemented, or are in the process of implementation, are intended to both address the identified material weakness and to enhance our overall financial control environment. Our initiatives include the following:
•To address the material weakness in the control environment, risk assessment, and monitoring, management continues to enhance entity-level controls by improving policies, enhancing the organizational structure, and engaging external expertise to strengthen internal control over financial reporting. Specifically, we:
◦Expanded the accounting department by hiring senior leaders with expertise in U.S. GAAP, SEC reporting, public company SOX and associated internal controls. We also hired additional IT personnel with relevant expertise to support and oversee the execution of IT General Controls.
◦Management continues to assess personnel needs and will continue efforts to hire and retain additional qualified staff, as necessary.
◦Conducted a financial risk assessment, engaging external resources to implement a controls evaluation strategy to establish a robust financial controls governance structure.
◦Engaged expert SOX consultants to assist in the coordination, development, and testing of our control environment and material weakness remediation efforts.
•Management continues to take several measures to address material weaknesses in IT General Controls, including:
◦Enhancing and standardizing policies and procedures to support consistent application of controls IT processes.
◦Redesigning access controls and enforcing segregation of duties for certain key financial applications.
◦Enhancing IT change management controls, including monitoring of changes, for relevant financial applications and related system infrastructure.
◦Developing IT operations controls to monitor that scheduled financial programs are operating as intended.
◦Assessed the design of enhanced IT General Controls and initiated ongoing monitoring activities to address deficiencies.
•We have and continue to prioritize efforts to strengthen the identified material weaknesses related to control activities, information and communication. Progress toward remediation includes:
◦Enhancing Controls Over the Financial Statement Close Process:
▪Formal documentation and communication of accounting policies, journal entry approval policies, management review checklists, and procedures to support the financial statement close process.
▪Conduct trainings with control owners on executing enhanced controls, focusing on evidencing key control procedures, precision of review, review documentation and validation of the completeness and accuracy of data used in analyses.
▪Improve documentation of the completeness and accuracy of source data, and timeliness of account reconciliations; and
▪Redesign of the financial statement close process and controls by enhancing the review of account reconciliations, consolidated financial statements, and disclosures, and implementing financial reporting software to enhance automation and workflows.

▪Assess the design of related business processes and initiate ongoing monitoring activities to address deficiencies.
▪Implement the general ledger of a cloud-based ERP system, which will help prevent and detect errors, enforce segregation of duties, and permit controls around the review of manual journal entries.
◦Improving Management Review Controls Over Non-Recurring Transactions and Significant Judgments:
▪Strengthening and enhancement of the precision of review of non-recurring transactions and significant estimates through improved communication, technical analysis, and expert consultation.
▪Establishment of oversight controls for non-recurring transactions and judgmental areas to ensure accuracy and completeness of data used in analysis and disclosures.
We will not be able to fully remediate these material weaknesses until all of these steps have been completed and have been operating effectively for a sufficient period of time. The actions that we are taking are subject to ongoing senior management review, as well as oversight by the audit committee of our Board of Directors. Additionally, we may also conclude that additional measures may be required to remediate the material weaknesses. We will continue to monitor the design and effectiveness of these and other processes, procedures, and controls and make any further changes management deems appropriate.
In addition to the ongoing remediation efforts described above, the Company concluded that one of the material weaknesses disclosed in our 2023 annual report on Form 10-K related to the approval of IT equipment purchases and the related recognition of this equipment as a fixed asset, has been remediated. During the fourth quarter ended December 31, 2024, the Company completed the following remedial measures designed to address the material weakness as follows:

•Enhanced and documented the IT asset procurement process to ensure segregation of duties and proper authorization.

•Developed monitoring controls over the completeness and accuracy of IT equipment inventory.

•Acquired and implemented technology for the global tracking and management of IT equipment purchases to ensure the effective appropriation and use of IT computing assets.

•Implemented new software controls in the procurement software system to centralize purchases from across business units and to require centralized executive approvals for IT equipment purchases.

Except for the material weaknesses described above, there were no changes in our internal control over financial reporting during the year ended December 31, 2024 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to the board, and the board approved, the inclusion of the audited financial statements in Urban One’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

Respectfully submitted,

Audit Committee:

D. Geoffrey Armstrong, Chairperson
Brian W. McNeill,
Terry L. Jones
B. Doyle Mitchell, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We review all transactions and relationships in which Urban One and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. In addition, our code of ethics requires our directors, executive officers, and principal financial officers to report to the board or the audit committee any situation that could be perceived as a conflict of interest. Once a related person transaction has been identified, the Board of Directors may appoint a special committee of the Board of Directors to review and, if appropriate, approve such transaction. The special committee will consider the material facts, such as the nature of the related person’s interest in the transaction, the terms of the transaction, the importance of the transaction to the related person and to us, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and other matters it deems appropriate. As required under the SEC rules, we disclose related party transactions that are directly or indirectly material to us or a related person.
Reach Media operates the Tom Joyner Foundation’s Fantastic Voyage® (the “Fantastic Voyage®”), a fund-raising event, on behalf of the Tom Joyner Foundation, Inc. (the “Foundation”), a 501(c)(3) entity. The agreement under which the Fantastic Voyage® operates provides that Reach Media provide all necessary operations of the cruise and that Reach Media will be reimbursed its expenditures and receive a fee plus a performance bonus. Distributions from operating revenues are in the following order until the funds are depleted: up to $0.3 million to the Foundation, reimbursement of Reach’s expenditures, up to a $1.0 million fee to Reach Media, a performance bonus of up to 50% of remaining operating revenues to Reach Media, with the balance remaining to the Foundation. For 2024 and 2023, $0.3 million to the Foundation is guaranteed. Reach Media’s earnings for the Fantastic Voyage® in any given year may not exceed $1.8 million. The Foundation’s remittances to Reach Media under the agreements are limited to its Fantastic Voyage® related cash collections. Reach Media bears the risk should the Fantastic Voyage® sustain a loss and bears all credit risk associated with the related passenger cruise package sales. The agreement between Reach Media and the Foundation automatically renews annually unless termination is mutually agreed or unless a party’s financial requirements are not met, in which case the party not in breach of their obligations has the right, but not the obligation, to terminate unilaterally. As of December 31, 2024, and 2023, the Foundation owed Reach Media approximately $1.0 million and $1.0 million, respectively, under the agreements for the operation of the cruises.
The Fantastic Voyage took place during the second quarter of 2024. For the year ended December 31, 2024, Reach Media's revenues, expenses, and operating income for the Fantastic Voyage were approximately $9.5 million, $8.2 million, and $1.3 million, respectively.
Reach Media provides office facilities (including office space, telecommunications facilities, and office equipment) to the Foundation. Such services are provided to the Foundation on a pass-through basis at cost. Additionally, from time to time, the Foundation reimburses Reach Media for expenditures paid on its behalf at Reach Media-related events. Under these arrangements, the Foundation owed immaterial amounts to Reach Media as of December 31, 2024, and 2023.
Effective August 12, 2024, Reach Media and the Foundation entered into a new agreement regarding the Fantastic Voyage (the “FV Revised Agreement”). Cruises beginning with Fantastic Voyage 2025 will operate under the FV Revised Agreement, which provides distribution of net operating income in the following order until the funds are depleted: up to $0.3 million to the Foundation, up to a $2.0 million performance fee to Reach, with any remaining net operating split between the Foundation and Reach at 10% and 90%, respectively. Regardless of the net operating income, the Foundation is guaranteed a distribution of at least $0.3 million. The FV Revised Agreement provides that Reach Media shall have the right, but not the obligation, to renew the agreement for another year, provided that it notifies the Foundation within ninety (90) days of the conclusion of the prior cruise. The Fantastic Voyage 2024 cruise continues to be accounted for under the existing agreement.
Alfred C. Liggins, III, President and Chief Executive Officer of Urban One, Inc., was a compensated member of the Board of Directors of Broadcast Music, Inc. (“BMI”), a performance rights organization to which the Company pays license fees in the ordinary course of business. As of December 31, 2023, the Company owed BMI approximately $0.3 million. On February 8, 2024, the sale of BMI to a shareholder group led by New Mountain Capital, LLC, was completed. Based on the Company's equity interest in BMI, the sale resulted in cash proceeds of approximately $0.8 million. Due to the sale of BMI, Alfred C. Liggins, III is no longer a member of the BMI Board of Directors. The Company incurred expenses of approximately $0.8 million and $3.2 million with BMI during the years ended December 31, 2024 and 2023, respectively.

PROPOSAL 3 — APPROVAL OF A REVERSE STOCK SPLIT

General
Our Board of Directors has approved, and is hereby soliciting stockholder approval of an amendment to our amended and restated certificate of incorporation to effect a reverse stock split at a ratio of not less than one-for-two and not more than one-for-thirty substantially in the form set forth in Appendix A to this proxy statement (the “reverse stock split Amendment”). A vote in favor of this Proposal 3 will constitute approval of the reverse stock split Amendment providing for the combination of any whole number of shares of common stock between and including two and thirty into one share of common stock and will grant our Board of Directors the authority to select any exchange ratio within that range to be implemented. If stockholders approve this proposal, our Board of Directors will have the authority, but not the obligation, in its sole discretion and without further action on the part of the stockholders, to select one of the approved reverse stock split ratios and effect the approved reverse stock split by filing the reverse stock split Amendment with the Secretary of State of the State of Delaware at any time after the approval of the reverse stock split Amendment. If the reverse stock split Amendment has not been filed with the Secretary of State of the State of Delaware by the close of business on the date of our 2026 annual stockholders meeting, the Board of Directors will abandon the reverse stock split Amendment. If the reverse stock split is implemented, the reverse stock split Amendment would not change the par value of a share of our common stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately prior to the reverse stock split as such stockholder held immediately prior to the reverse stock split.
Our Board of Directors believes that stockholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the Board of Directors with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve Proposal 3, the reverse stock split will be effected, if at all, only upon a determination by the Board of Directors that the reverse stock split is in the Company’s and the stockholders’ best interests at that time. In connection with any determination to effect the reverse stock split, the Board of Directors will set the time for such a split and select a specific ratio within the range. These determinations will be made by the Board of Directors with the intention to create the greatest marketability for our common stock based upon prevailing market conditions at that time.
The Board of Directors reserves its right to elect to abandon the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and its stockholders.
Purpose of the Reverse Stock Split
Our Class A common stock currently trades on the NASDAQ Stock Market under the symbol “UONE”. Our Class D common stock currently trades on the NASDAQ Stock Market under the symbols “UONEK”. The NASDAQ Stock Market has several continued listing criteria that companies must satisfy in order to remain listed on the exchanges. One of these criteria is that a company’s common stock have a trading price that is greater than or equal to $1.00 per share. Currently, we meet all of the NASDAQ Stock Market’s continued listing criteria, including the minimum trading price requirement. However, at certain times over the last year, our Class D shares have traded under $1.00 per share. Given the trading behavior of our stock over the past year, the volatility of the markets and the current macroeconomic environment, we believe that approval of this proposal is prudent to as a preemptive measure in the event of either class of our stock trades under $1.00 again for an extended period of time. Further, certain institutional investors are prohibited from investing in shares priced under certain dollar thresholds. Therefore, effecting a reverse stock split may make our stock more attractive to institutional and other investors by increasing the per share price above such thresholds.
The purpose of the reverse stock split is to increase the per share trading value of both our Class A and Class D common stock. Our Board of Directors intends to effect the proposed reverse stock split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading prices for our Class A and Class D common stock, and only if the implementation of a reverse stock split is determined by the Board of Directors to be in the best interests of the Company and its stockholders. Our Board of Directors may exercise its discretion not to implement a reverse stock split.

Impact of the Reverse Stock Split if Implemented
If approved and effected, the reverse stock split will be realized simultaneously and in the same ratio for all classes (Class A, Class B, Class C and Class D) of our common stock. The reverse stock split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company. As described below, holders of common stock otherwise entitled to a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional share. These cash payments will reduce the number of post-reverse stock split holders of our common stock to the extent there are concurrent stockholders who would otherwise receive less than one share of common stock after the reverse stock split. In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The principal effects of the reverse stock split Amendment will be that:
•depending on the ratio for the reverse stock split selected by our Board of Directors, each two shares or up to thirty shares of common stock owned by a stockholder, or any whole number of shares of common stock between two and up to thirty as determined by the Board of Directors, will be combined into one new share of common stock;
•the number of shares of common stock issued and outstanding across all classes will be reduced from approximately 45,617,730 shares as of March 21, 2025 to a range of approximately 22,208,865 shares to 1,520,591 shares, depending upon the reverse stock split ratio selected by the Board of Directors;
•because the number of issued and outstanding shares of common stock will decrease as result of the reverse stock split, the number of authorized but unissued shares of common stock may increase on a relative basis. These additional shares of authorized common stock would be available for issuance at the discretion of our Board of Directors from time to time for corporate purposes such as raising additional capital and settling outstanding obligations, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for common stock;
•based upon the reverse stock split ratio selected by our Board of Directors, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or conversion of all outstanding options, restricted stock awards, restricted stock units, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock, which will result in approximately the same aggregate price being required to be paid for such options and restricted stock awards and units upon exercise immediately preceding the reverse stock split; and
•the number of shares reserved for issuance or pursuant to the securities or plans described in the immediately preceding bullet will be reduced proportionately based upon the reverse stock split ratio selected by our Board of Directors.
Certain Risks Associated with the Reverse Stock Split
If the reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.
There can be no assurance that the reverse stock split will result in any particular price for our common stock. As a result, the trading liquidity of our common stock may not necessarily improve.
There can be no assurance that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. For example, based on the closing price of our Class D common stock on April 25, 2025 of $0.51 per share, if the reverse stock split were implemented and approved for a reverse stock split ratio of one-for-ten, there can be no assurance that the post-split market price of our common stock would be $5.10 or greater. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

Because the number of issued and outstanding shares of common stock would decrease as result of the reverse stock split, the number of authorized but unissued shares of common stock may increase on a relative basis. If we issue additional shares of common stock, the ownership interest of our current stockholders would be diluted, possibly substantially.
The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of common stock could dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company.
The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.
Our Board of Directors intends to effect the reverse stock split only if it believes that a decrease in the number of shares is likely to improve the trading price of our common stock and if the implementation of the reverse stock split is determined by the Board of Directors to be in the best interests of the Company and its stockholders.
Effective Time
The proposed reverse stock split would become effective as of 11:59 p.m., Eastern Time, (the “Effective Time”) on the date of filing the reverse stock split Amendment with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the Effective Time, shares of our common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into one share of our common stock in accordance with the reverse stock split ratio determined by our Board of Directors.
After the Effective Time, our Class A and Class D common stock will each have new committee on uniform securities identification procedures (“CUSIP”) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.
After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Exchange Act. Our Class A common stock will continue to be listed on the NASDAQ Stock Market under the symbol “UONE” and our Class D common stock will continue to be listed on the NASDAQ Stock Market under the symbol “UONEK,” although NASDAQ will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective date to indicate that the reverse stock split has occurred.
Board Discretion to Implement the Reverse Stock Split
If the reverse stock split is approved by our stockholders, it will be effected, if at all, only upon a determination by our Board of Directors that a reverse stock split (at a ratio determined by the Board of Directors as described above) is in the best interests of the Company and the stockholders. The Board of Directors’ determination as to whether the reverse stock split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock. If our Board of Directors determines to effect the reverse stock split, the Board of Directors will consider various factors in selecting the ratio including the overall market conditions at the time and the recent trading history of the common stock.

Fractional Shares
Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, our transfer agent for the registered stockholders will aggregate all fractional shares and arrange for them to be sold as soon as practicable after the Effective Time at the then prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent will cause the sale to be conducted in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of common stock. After completing the sale, stockholders will receive a cash payment from the transfer agent in an amount equal to the stockholder’s pro-rata share of the total net proceeds of these sales. No transaction costs will be assessed on the sale. However, the proceeds will be subject to certain taxes as discussed below. In addition, stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date a stockholder receives payment for the cashed-out shares. The payment amount will be paid to the stockholder in the form of a check in accordance with the procedures outlined below.
After the reverse stock split, a stockholder will have no further interest in the Company with respect to their cashed-out fractional shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights, except to receive payment as described above.
Effect on Beneficial Holders of Common Stock (i.e., stockholders who hold in “street name”)
Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.
Effect on Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)
Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.
If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the reverse stock split.
If a stockholder is entitled to a payment in lieu of any fractional share interest, a check will be mailed to the stockholder’s registered address as soon as practicable after the Effective Time. By signing and cashing the check, stockholders will warrant that they owned the shares of common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. In addition, stockholders will not be entitled to receive interest for the period of time between the Effective Time of the reverse stock split and the date payment is received.
Effect on Certificated Shares
Stockholders holding shares of our common stock in certificate form will be sent a letter of transmittal by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of our common stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock (“New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.

Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock which they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split common stock to which these stockholders are entitled.
Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for new certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).
If a stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under “Fractional Shares.”
Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.
Accounting Matters
The reverse stock split will not affect the par value of a share of our common stock. As a result, as of the Effective Time of the reverse stock split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.
No Appraisal Rights
Under the Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of certain U.S. federal income tax consequences of the reverse stock split to stockholders that hold their shares of common stock as capital assets for U.S. federal income tax purposes. This summary is based upon the provisions of the U.S. Internal Revenue Code, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the reverse stock split differing substantially from the consequences summarized below.
This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation: (i) persons subject to any alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired our common stock in connection with employment or the performance of services; (xi) retirement plans; (xii) persons who are not U.S. Holders (as defined below); or (xiii) certain former citizens or long-term residents of the United States.

In addition, this summary of certain U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the reverse stock split.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service, or the IRS, regarding the U.S. federal income tax consequences of the reverse stock split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.
This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a) (30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
The reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, except as described below with respect to cash received in lieu of fractional shares, a stockholder should not recognize gain or loss as a result of the reverse stock split. A stockholder’s aggregate tax basis in the shares of the common stock received pursuant to the reverse stock split should equal the stockholder’s aggregate tax basis in the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such stockholder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered.
Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the reverse stock split to shares of common stock received pursuant to the reverse stock split. Stockholders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A stockholder who receives cash in lieu of a fractional share of common stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A stockholder who receives cash in lieu of a fractional share in the reverse stock split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the stockholder’s adjusted tax basis allocable to the fractional share. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.
A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the reverse stock split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed Internal Revenue Service Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability; provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.

Required Vote and Recommendation
The affirmative vote of the holders of a majority of the outstanding shares of Class A and Class B common stock entitled to vote at the annual meeting will be required to approve the reverse stock split Amendment.
The Board of Directors unanimously recommends a vote “For” the Proposal to amend
Our Certificate of Incorporation to effect a reverse stock split at a ratio of not less than one-for-two and not more than one-for-thirty any time prior to December 31, 2026 with the exact ratio to be determined by our Board of Directors.

PROPOSAL 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our financial statements for the year ended December 31, 2024, were audited by Ernst & Young, LLP (“EY”), our former independent registered public accounting firm. On April 7, 2025, after conducting a competitive review, the Board of Directors dismissed EY and appointed PricewaterhouseCoopers LLP (“PwC”) as independent registered public accounting firm to audit our financial statements for the year ending December 31, 2025. The audit reports of EY on the Company’s consolidated financial statements as of and for the years ended December 31, 2024 and December 31, 2023 contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s fiscal years ended December 31, 2024 and December 31, 2023 and through April 7, 2025, the Company had no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of the Company for such years.
During the Company’s fiscal years ended December 31, 2024 and December 31, 2023 and through April 7, 2025, no “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K occurred, other than the material weaknesses in internal control over financial reporting disclosed in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2024 and December 31, 2023, some of which has been remediated as reflected in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. As more fully discussed in our Current Report on Form 8-K filed April 9, 2025, the material weaknesses related to:
•Control Environment, Risk Assessment, Information and Communication, and Monitoring;
•IT General Control Activities; and
•Control Activities and Information and Communication.
The audit committee discussed these matters with EY, and the Company has authorized EY to respond fully to any inquiries of PwC with respect to this matter.
During the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through April 7, 2025, the Company did not consult with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor was oral advice provided that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in S-K 304(a)(1)(iv) and the related instructions to S-K 304, or a reportable event, as that term is defined in S-K 304(a)(1)(v).
Although not required by the bylaws or other applicable laws, the Board of Directors, in accordance with accepted corporate practice, is asking our stockholders to ratify the action of the Board of Directors in appointing the firm of PwC to be the independent registered public accounting firm of Urban One for the year ending December 31, 2025, and to perform such other services as may be requested.
Whether the selection of PwC is ratified or not by our stockholders at the annual meeting, the Board of Directors, in its discretion, may select and appoint a different independent registered public accounting firm at any time. In all cases, the Board of Directors will make any determination as to the selection of Urban One’s independent registered public accounting firm in light of the best interests of Urban One and its stockholders.
Representatives of PwC will be present at the meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees
The following table shows the fees paid by us for audit and other services provided by Ernst & Young, LLP during 2024 and 2023.

	Year Ended December 31,
	2024	2023
Audit fees (1)	$4,310,000	$5,600,000
Tax fees (2)	$44,000	$—
TOTAL	$4,354,000	$5,600,000
_________________________________
(1)Audit fees, including reimbursable expenses, consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by an independent registered public accounting firm in connection with regulatory filings or engagements for those fiscal years.
(2)Tax fees consists of fees for tax compliance and consulting services.
Pre-Approval Policies and Procedures

The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed for Urban One by PwC. This policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. The audit committee has delegated to the chairperson of the audit committee authority to approve permitted services up to a certain amount provided that the chairperson reports any decisions to the audit committee at its next scheduled meeting.

The Board Unanimously Recommends that You Vote “For”
the Ratification of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm
for the Year Ending December 31, 2025.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING
In order for a stockholder proposal intended to be presented pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement for the 2025 annual meeting, we must receive it no later than December 31, 2025, the date that is expected to be approximately 120 days prior to the mailing of the proxy statement for the 2026 annual meeting of stockholders. To be considered for inclusion in our proxy statement for that meeting, the stockholder proposal must be in compliance with Rule 14a-8 under the Exchange Act. In order for a stockholder proposal outside of Rule 14a-8 to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, the stockholder proposal must be received by Urban One no later than December 31, 2025. Stockholder proposals must be submitted by written notice delivered to the Assistant Secretary, Urban One, Inc., 14th Floor, 1010 Wayne Avenue, Silver Spring, Maryland 20910.
OTHER BUSINESS
At this time, the Board of Directors does not know of any business to be brought before the meeting other than the matters described in the notice of annual meeting. However, if a stockholder properly brings any other matters for action, each person named in the accompanying proxy intends to vote the proxy in accordance with his or her judgment on such matters.

By Order of the Board of Directors,

Karen Wishart
Assistant Secretary
Appendix A

THIRD CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF URBAN ONE, INC.

Under Section 242 of the General Corporation Law of the State of Delaware
Urban One, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:
FIRST: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Second Certificate of Amendment to the Corporation’s Amended and Restated Certificate of Incorporation (as amended by those certain Certificates of Amendment dated as of September 21, 2000 and April 27, 2017) , each [___ (__)] shares of the Corporation’s Class A Common Stock, par value $.001 per share (the “Class A Common Stock”), Class B Common Stock, par value $.001 per share (the “Class B Common Stock”), Class C Common Stock, par value $.001 per share (the “Class C Common Stock”), and Class D Common Stock, par value $.001 per share (the “Class D Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, respectively, without any further action by the Corporation or the holder thereof. No fractional shares shall be issued and instead, all fractions of shares will be rounded up to the next whole share. Each certificate that immediately prior to the Effective Time represented shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, as the case may be (the “Old Certificates”), shall thereafter represent that number of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, as the case may be, into which the shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, as the case may be, represented by the Old Certificates shall have been combined, subject to the rounding up of fractional share interests as described above.

SECOND: This Certificate of Amendment shall become effective as of 11:59 p.m. on the filing date hereof.

THIRD: This Certificate of Amendment was duly authorized by the Corporation’s Board of Directors and adopted by the Corporation’s stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Appendix B: GAAP Net (Loss) Income to Adjusted EBITDA

	Years Ended December 31,
	2024	2023	2022

	(in thousands)

Net (loss) income attributable to common stockholders	$(105,394)	$2,050	$34,343
Add back/(deduct) certain non-broadcast and digital operating income items included in net (loss) income:
Interest and investment income	(5,980)	(6,967)	(939)
Interest expense	48,571	56,196	61,751
Provision for income taxes	9,759	7,944	16,418
Depreciation and amortization	7,716	7,101	10,034
EBITDA	$(45,328)	$66,324	$121,607
Stock-based compensation	5,716	9,975	9,912
Gain on retirement of debt	(23,271)	(2,356)	(6,718)
Other income, net	(896)	(96,084)	(16,083)
Loss from unconsolidated joint venture	411	5,131	—
Net income attributable to non-controlling interests	1,215	2,515	2,317
Corporate development costs[1]	8,658	12,872	2,221
Employment Agreement Award and other compensation	—	169	1,587
Severance-related costs	2,712	669	850
Impairment of goodwill and intangible assets	151,755	129,278	40,683
Investment income from MGM National Harbor[2]	—	(115)	8,804
Loss from ceased non-core business initiatives[3]	2,491	2,613	2,472
Adjusted EBITDA	$103,463	$130,991	$167,652
(1) Corporate developments costs include professional fees and other nonrecurring items related to the material weakness remediation efforts.
(2) Investment income from MGM National Harbor is included in other income, net.
(3) In 2024, we made an immaterial change to the definition of adjusted EBITDA by adding back the loss from ceased non-core operations. All historical periods were recast to reflect this immaterial change.